Exhibit 99.1

PREMIER VALLEY BANK
Fresno, California

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

INDEPENDENT AUDITOR’S REPORT

The Shareholders and Board of Directors
Premier Valley Bank
Fresno, California

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Premier Valley Bank (the "Bank"), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Valley Bank as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

Sacramento, California
April 20, 2015

PREMIER VALLEY BANK CONSOLIDATED BALANCE SHEETS December 31, 2014 and 2013 (In thousands)
	2014	2013
ASSETS
Cash and due from banks	$11,793	$13,524
Federal funds sold and deposits in banks	175	5,095
Total cash and cash equivalents	11,968	18,619
Available-for-sale investment securities (Note 2)	212,758	160,136
Loans, less allowance for loan losses of $4,194 in 2014 and $4,595 in 2013 (Notes 3, 4, and 11)	382,923	349,364
Premises and equipment, net (Note 5)	3,348	3,591
Goodwill and other intangible assets (Note 6)	14,053	14,248
Accrued interest receivable and other assets (Notes 17)	25,231	30,373
	$650,281	$576,331
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest bearing	$199,904	$172,453
Interest bearing (Note 8)	337,322	320,955
Total deposits	537,226	493,408

Borrowings (Note 10)	27,920	2,610
Accrued interest payable and other liabilities (Note 17)	15,667	12,707
Total liabilities	580,813	508,725
Commitments and contingencies (Note 11)	—	—
Shareholders' equity (Notes 12 and 13):	—	—
Preferred stock - no par value; 10,000 shares authorized; none issued	—	—
Common stock - no par value; 30,000 shares authorized; issued - 12,298 shares in 2014 and 12,924 shares in 2013	50,586	53,920
Retained earnings	18,460	15,530
Accumulated other comprehensive income (loss), net of taxes (Note 2)	422	(1,844)
Total shareholders' equity	69,468	67,606
	$650,281	$576,331

PREMIER VALLEY BANK CONSOLIDATED STATEMENTS OF INCOME For the Years Ended December 31, 2014 and 2013 (In thousands)
	2014	2013
Interest Income
Loans	$16,161	$16,029
Investment securities	4,101	3,249
Federal funds sold and deposits in banks	266	241
Total interest income	20,528	19,519
Interest expense on deposits (Note 8)	641	672
Interest expense on borrowings	6	—
Net interest income	19,881	18,847
provisions for loan losses (Note 4)	(500)	(500)
Net interest income after provision for loan losses	20,381	19,347
Noninterest income:
Service charges	1,307	1,383
Gain on sale of loans	681	997
Gain on sale of securities	741	363
Other	1,420	1,264
Total noninterest income	4,149	4,007
Noninterest expense:
Salaries and employee benefits (Note 16)	7,733	7,404
Occupancy and equipment (Notes 5 and 11)	1,436	1,468
Other (Note 14)	4,114	4,969
Total noninterest expense	13,283	13,841
Income before income taxes	11,247	9,513
Income taxes (Note 9)	4,059	2,972
Net income	$7,188	$6,541
Basic earnings per share (Note 12)	$0.58	$0.51
Diluted earnings per share (Note 12)	$0.58	$0.51

PREMIER VALLEY BANK CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME For the Years Ended December 31, 2014 and 2013 (In thousands)
	2014	2013

Net income	$7,188	$6,541
Other comprehensive income (loss):
Unrealized gains/(losses) on available-for-sale investment securities	4,852	(6,358)
Less: reclassification adjustment for realized gains included in net income	741	363
Other comprehensive income (loss), before income taxes	3,841	(6,721)
Income taxes	(1,575)	2,756
Other comprehensive income (loss)	2,266	(3,965)
Comprehensive income	$9,454	$2,576

PREMIER VALLEY BANK CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY For the Years Ended December 31, 2014 and 2013 (In thousands)
	Common Stock		Retained Earnings	Accumulated Other Comprehensive (loss) Income (Net of Taxes)	Total Shareholders' Equity
	Shares	Amount
Balance, January 1, 2013	12,867	$53,970	$12,687	$2,121	$68,778
Net income	—	—	6,541	—	6,541
Other comprehensive loss	—	—	—	(3,965)	(3,965)
Proceeds from exercise of stock options and related tax benefit, net	106	200	(45)	—	155
Restricted stock awarded	57	—	—	—	—
Restricted stock compensation expense	—	311	—	—	311
Restricted shares forfeited in lieu of tax expense	(25)	(145)	—	—	(145)
Cash dividend declared	—	—	(3,598)	—	(3,598)
Repurchase of common stock	(81)	(416)	(55)	—	(471)
Balance, December 31, 2013	12,294	$53,920	$15,530	$(1,844)	$67,606
Net income			7,188		7,188
Other comprehensive income				2,266	2,266
Proceeds from exercise of stock options and related tax benefit, net	19	36	—	—	36
Restricted stock awarded	47	—	—	—	—
Restricted stock compensation expense		312			312
Restricted shares forfeited in lieu of tax expense	(31)	(282)			(282)
Cash dividend declared			(3,637)		(3,637)
Repurchase of common stock	(661)	(3,400)	(621)	—	(4,021)
Balance, December 31, 2014	12,298	$50,586	$18,460	$422	$69,468

PREMIER VALLEY BANK CONSOLIDATED STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2014 and 2013 (In thousands)
	2014	2013
Cash flows from operating activities:	$7,188	$6,541
Net income
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Increase in unamortized deferred fees, net	152	262
Amortization of investment securities premiums, net	972	1,305
Reversal of previous provisions for loan losses	(500)	(500)
Depreciation and amortization	799	1,263
Gain on sale of available-for-sale investment securities	(741)	(363)
Gain on sale of loans	(681)	(997)
Other real estate devaluation	19	550
Loans originated for sale	(5,653)	(9,448)
Proceeds from loan sales	6,334	10,445
Share-based compensation expense	30	166
Net change in accrued interest receivable and other assets	3,411	(8,371)
Net change in accrued interest payable and other liabilities	2,960	(1,841)
Net cash provided by (used in) operating activities	14,290	(988)
Cash flows from investing activities:
Activity in available-for-sale investment securities:
Proceeds from calls	55	1,467
Proceeds from sales	1,242	18,663
Proceeds from maturities and principal repayments	17,758	28,250
Purchases	(68,063)	(52,114)
Increase in loans	(33,211)	(16,713)
Purchase of premises and equipment	(228)	(806)
Proceeds from sale of other real estate	—	1,976
Net cash used in investing activities	(82,447)	(19,277)
Cash flows from financing activities:
Net increase in demand, interest bearing checking and savings deposits	50,189	25,764
Net decrease in time deposits	(6,371)	(3,455)
Proceeds from exercise of stock options, including tax benefit	36	155
Net change in FHLB advances	25,310	2,610
Repurchase of common stock	(4,021)	(471)
Cash dividends	(3,637)	(3,598)
Net cash provided by financing activities	61,506	21,005
Net (decrease) increase in cash and cash equivalents	(6,651)	740
Cash and cash equivalents at beginning of year	18,619	17,879
Cash and cash equivalents at end of year	$11,968	$18,619

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General: Premier Valley Bank (the "Bank") is a California state chartered bank with its deposits insured to the fullest extent allowable by the FDIC. The Bank's four branches and one loan production office engage in general commercial banking business with an emphasis on serving the needs of individuals and small and medium size businesses, professionals and the general public in the greater Fresno area and in its Yosemite Division in the Sierra. The Bank's wholly owned subsidiary, YB Real Estate, Inc. (YBRE), formerly engaged in real estate investment and development activities in Merced County, California, is inactive.

The accounting and reporting policies of the Bank conform with accounting principles generally accepted in the United States of America and prevailing practices within the banking industry. All amounts included in these notes to the consolidated financial statements are in thousands except per share and contractual life data.

Management reviewed all events occurring from December 31, 2014 to August 24, 2015, the date the consolidated financial statements were available to be issued, and no subsequent events occurred requiring accrual or disclosure.

Principles of Consolidation: The consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary, YBRE. All significant intercompany balances and transactions have been eliminated.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The allowance for loan losses, deferred tax assets and fair value of assets and liabilities are particularly subject to change.

Reclassifications: Certain items in the prior year financial statements were reclassified to conform to the current presentation. Reclassifications had no effect on prior year net income or shareholders' equity.

Cash and Cash Equivalents: For purposes of the consolidated statements of cash flows, cash and due from banks, Federal funds sold and deposits in banks are considered to be cash equivalents. Generally, Federal funds are sold for a one day period.

Investment Securities: Investment securities are classified into one of the following categories:

•	Available-for-sale securities reported at fair value, with unrealized gains and losses excluded from net income and reported, net of income taxes, as other comprehensive income (loss).

•	Held-to-maturity securities, which management has the positive intent and ability to hold to maturity, reported at amortized cost, adjusted for the accretion of discounts and amortization of premiums.

All investment securities held at December 31, 2014 and 2013 were classified as available-for-sale.

Management determines the appropriate classification of investment securities at the time of purchase and may only change the classification in certain limited circumstances. All transfers between categories are accounted for at fair value.

Gains or losses on the sale of investment securities are computed using the specific identification method. Interest earned on investment securities is reported in interest income, net of applicable adjustments for accretion of discounts and amortization of premiums.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

An investment security is impaired when its carrying value is greater than its fair value. Investment securities that are impaired are evaluated on at least a quarterly basis and more frequently when economic or market conditions warrant such an evaluation to determine whether such a decline in their fair value is other than temporary. Management utilizes criteria such as the magnitude and duration of the decline and the intent and ability of the Bank to retain its investment in the securities for a period of time sufficient to allow for an anticipated recovery in fair value, in addition to the reasons underlying the decline, to determine whether the loss in value is other than temporary. The term "other than temporary" is not intended to indicate that the decline is permanent, but indicates that the prospects for a near term recovery of value is not necessarily favorable, or that there is a lack of evidence to support a realizable value equal to or greater than the carrying value of the investment. Once a decline in value is determined to be other than temporary, and management does not intend to sell the security or it is more likely than not that the Bank will not be required to sell the security before recovery, only the portion of the impairment loss representing credit exposure is recognized as a charge to earnings, with the balance recognized as a charge to other comprehensive income. If management intends to sell the security or it is more likely than not that the Bank will be required to sell the security before recovering its forecasted cost, the entire impairment loss is recognized as a charge to earnings.

Investments in Bank Stock: The Bank has invested in the capital stock of the Federal Home Loan Bank of San Francisco (FHLB) and Pacific Coast Bankers' Bancshares. These investments are carried at cost. At December 31, 2014 and 2013, these investments totaled $3,983 and $3,809, respectively, and are carried on the balance sheet in accrued interest receivable and other assets.

Loans: Loans are stated at principal balances outstanding. Interest is accrued daily based upon outstanding loan balances. For all loans past due ninety days or more, interest is discontinued, unless the loan is well secured and in the process of collection. However, when, in the opinion of management, loans are considered to be impaired and the future collectability of interest and principal is in serious doubt, loans are placed on nonaccrual status and the accrual of interest income is suspended prior to ninety days. Past due status is based on the contractual term of the loan. Any interest accrued but unpaid is charged against income. Payments received are applied to reduce principal to the extent necessary to ensure collection. Subsequent payments on these loans, or payments received on nonaccrual loans for which the ultimate collectability of principal is not in doubt, are applied first to earned but unpaid interest and then to principal. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current or otherwise resolved and future payments are reasonably assured.

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due (including both principal and interest) in accordance with the contractual terms of the loan agreement. An impaired loan is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical matter, at the loan's observable market price or the fair value of collateral if the loan is collateral dependent.

Substantially all loan origination fees, commitment fees, direct loan origination costs and purchase premiums and discounts on loans are deferred and recognized as an adjustment of yield, to be amortized against interest income over the contractual term of the loan. The unamortized balance of deferred fees and costs is reported as a component of net loans. Salaries and employee benefits totaling $913 and $993 were deferred as loan origination costs for the years ended December 31, 2014 and 2013, respectively.

Loan Sales and Servicing Rights: The Bank accounts for the transfer and servicing of financial assets based on the financial and servicing assets it controls and liabilities it has incurred, derecognizes financial assets when control has been surrendered and derecognizes liabilities when extinguished.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Government Guaranteed Loans: Included in the loan portfolio are loans which are 75% to 90% conditionally guaranteed by the Small Business Administration (SBA) and the United States Department of Agriculture (USDA). The guaranteed portion of these loans may be sold to a third party, with the Bank retaining the unguaranteed portion. The Bank generally receives a premium in excess of the adjusted carrying value of the loan at the time of sale. The Bank's investment in the loan is allocated between the retained portion of the loan and the sold portion of the loan based on their relative fair values on the date the loan is sold. The carrying value of the retained portion of the loan is discounted based on the estimated value of a comparable non-guaranteed loan. The servicing asset is recorded at fair value. Significant future prepayments of these loans will result in the recognition of additional amortization of related servicing assets and an adjustment to the carrying value. The servicing assets carrying values totaled $714 and $909 as of December 31, 2014 and 2013, respectively. The amount of loans being serviced for others at December 31, 2014 and 2013 totaled $38,117 and $29,411, respectively.

Allowance for Loan Losses: The allowance for loan losses is an estimate of probable credit losses in the Bank's loan portfolio that have been incurred as of the balance sheet date. The allowance is established through a provision for loan losses which is charged to expense. Additions to the allowance are expected to maintain the adequacy of the total allowance after credit losses and loan growth. Credit exposures are charged against the allowance when management makes the determination that the loan balance is not collectible. Cash received on previously charged off amounts is recorded as a recovery to the allowance. The overall allowance consists of two primary components, specific reserves related to impaired loans and general reserves for inherent losses related to loans that are not impaired.

Commercial and real estate loans are considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the original agreement. Loans determined to be impaired are individually evaluated for impairment. Large groups of smaller balance homogeneous loans, such as installment loans, are collectively evaluated for impairment, and accordingly, they are not separately identified for impairment disclosures. When a loan is impaired, the Bank measures impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, it may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. A loan is collateral dependent if the repayment of the loan is expected to be provided solely by the underlying collateral.

A restructuring of a debt constitutes a troubled debt restructuring (TDR) if the Bank for economic or legal reasons related to the debtor's financial difficulties grants a concession to the debtor that it would not otherwise consider. Restructured workout loans typically present an elevated level of credit risk as the borrowers are not able to perform according to the original contractual terms. Loans that are reported as TDRs are considered impaired and measured for impairment as described above.

The determination of the general reserve for loans that are not impaired is based on a historical loss history adjusted for current factors. The historical loss history is determined by portfolio segment and is based on the actual loss history experienced by the Bank over the most recent three years. This actual loss history is supplemented with other economic factors based on risk present for each portfolio segment, to include, but not limited to, consideration of historical losses by portfolio segment, internal asset classifications, and qualitative factors to include economic trends in the Bank's service areas, industry experience and trends, geographic concentrations, trends in delinquencies, estimated collateral values, the Bank's underwriting policies, the character of the loan portfolio, and probable losses inherent in the portfolio taken as a whole. As of December 31, 2014 and 2013, the Bank assessed its loan loss experience over the prior three years and applied the losses to loan segments based on collateral type.

The Bank maintains a separate allowance for each portfolio segment (loan type). These portfolio segments include commercial, real estate construction (including land and development loans), commercial and residential real estate mortgages and installment loans (principally home equity loans). The allowance for loan losses attributable to each portfolio segment, which includes both impaired loans and loans that are not impaired, is combined to determine the Bank's overall allowance, which is included on the consolidated balance sheets.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Bank assigns a risk rating to all loans except pools of homogeneous loans and periodically performs detailed reviews of all such loans over a certain threshold to identify credit risks and to assess the overall collectability of the portfolio. These risk ratings are also subject to examination by independent specialists engaged by the Bank and the Bank's regulators. During these internal reviews, management monitors and analyzes the financial condition of borrowers and guarantors, trends in the industries in which borrowers operate and the fair values of collateral securing these loans. These credit quality indicators are used to assign a risk rating to each individual loan. The risk ratings can be grouped into five major categories, defined as follows:

Pass - A pass loan is a strong credit with no existing or known potential weaknesses deserving of management's close attention.

Special Mention - A special mention loan has potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or in the Bank's credit position at some future date. Special Mention loans are not adversely classified and do not expose the Bank to sufficient risk to warrant adverse classification.

Substandard - A substandard loan is not adequately protected by the current sound worth and paying capacity of the borrower or the value of the collateral pledged, if any. Loans classified as substandard have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. Well defined weaknesses include a project's lack of marketability, inadequate cash flow or collateral support, failure to complete construction on time or the project's failure to fulfill economic expectations. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected.

Doubtful - Loans classified doubtful have all the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently known facts, conditions and values, highly questionable and improbable.

Loss - Loans classified as loss are considered uncollectible and charged off immediately.

The general reserve component of the allowance for loan losses also consists of reserve factors that are based on management's assessment of the following for each portfolio segment: (1) inherent credit risk, (2) historical losses and (3) other qualitative factors. These reserve factors are inherently subjective and are driven by the repayment risk associated with each portfolio segment described below.

Commercial - Commercial loans generally possess a lower inherent risk of loss than real estate portfolio segments because these loans are generally underwritten to existing cash flows of operating businesses. Debt coverage is provided by business cash flows and economic trends influenced by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans.

Real estate-residential - The degree of risk in residential real estate lending depends primarily on the loan amount in relation to collateral value, the interest rate and the borrower's ability to repay in an orderly fashion. These loans generally possess a lower inherent risk of loss than other real estate portfolio segments. Economic trends determined by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans. Weak economic conditions could cause a borrower's capacity to repay their obligation to deteriorate.

Real estate-commercial - Real estate-commercial loans generally possess a higher inherent risk of loss than other real estate portfolio segments, except land and construction loans. Adverse economic developments or an overbuilt market impact commercial real estate projects and may result in troubled loans. Trends in vacancy rates of commercial properties impact the credit quality of these loans. High vacancy rates reduce operating revenues and the ability for properties to produce sufficient cash flow to service debt obligations.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Real estate-construction - Real estate-construction loans generally possess a higher inherent risk of loss than other real estate portfolio segments. A major risk arises from the necessity to complete projects within specified cost and time lines. Trends in the construction industry significantly impact the credit quality of these loans, as demand drives construction activity. In addition, trends in real estate values significantly impact the credit quality of these loans, as property values determine the economic viability of construction projects.

Individual loans and receivables in homogeneous loan portfolio segments are not evaluated for specific impairment. Rather, the sole component of the allowance for these loan types is determined by collectively measuring impairment reserve factors based on management's assessment of the following for each homogeneous loan portfolio segment: (1) inherent credit risk, (2) historical losses and (3) other qualitative factors. These reserve factors are described in further detail below for the Bank’s only homogeneous loan portfolio segment.

Installment - An installment loan portfolio is usually comprised of a large number of small loans scheduled to be amortized over a specific period. Most installment loans are made directly for consumer purchases, but business loans granted for the purchase of heavy equipment or industrial vehicles may also be included. Economic trends determined by unemployment rates and other key economic indicators are closely correlated to the credit quality of these loans. Weak economic trends indicate that the borrowers' capacity to repay their obligations may be deteriorating.

Although management believes the allowance to be adequate, ultimate losses may vary from its estimates. At least quarterly, the Board of Directors reviews the adequacy of the allowance, including consideration of the relative risks in the portfolio, current economic conditions and other factors. If the Board of Directors and management determine that changes are warranted based on those reviews, the allowance is adjusted. In addition, the Bank's primary regulators, the FDIC and the California Department of Financial Institutions, as an integral part of their examination process, review the adequacy of the allowance. These regulatory agencies may require additions to the allowance based on their judgment about information available at the time of their examinations.

Allowance for Losses Related to Undisbursed Loan Commitments: The Bank maintains a separate allowance for losses related to undisbursed loan commitments. Management estimates the amount of probable losses by applying the loss factors used in the allowance for loan loss methodology to an estimate of the expected usage and applies the factor to the unused portion of undisbursed lines of credit. This allowance totaled $137 at both December 31, 2014 and 2013 and is included in accrued interest payable and other liabilities on the consolidated balance sheets.

Premises and Equipment: Premises and equipment are carried at cost. Depreciation is determined using the straight line method over the estimated useful lives of the related assets. The useful lives of premises are estimated to be forty years. The useful lives of furniture, fixtures and equipment are estimated to be two to ten years. Leasehold improvements are amortized over the estimated life of the asset or the life of the related lease, whichever is shorter. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred. The Bank evaluates premises and equipment for financial impairment as events or changes in circumstances indicate that the carrying amounts of such assets may not be fully recoverable.

Other Real Estate Owned: Other real estate owned is comprised of properties acquired through foreclosures in full or partial satisfaction of indebtedness. Upon acquisition of these properties, the assets are recorded at fair value less estimated selling costs. Revised estimates to the fair value less cost to sell are reported as adjustments to the carrying amount of the asset, provided that such adjusted value is not in excess of the carrying amount at acquisition. Initial losses on properties acquired through full or partial satisfaction of debt are treated as credit losses and charged to the allowance for loan losses at the time of acquisition. Subsequent declines in value from the recorded amounts, routine holding costs and gains or losses upon disposition, if any, are included in noninterest expense as incurred.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Core Deposit Intangible: The core deposit intangible represents the estimated fair value of the deposit relationships acquired in the acquisition of Yosemite Bank (YB) and has been amortized by the straight line method over an estimated life of eight years. Management evaluates the recoverability and remaining useful life annually to determine whether events or circumstances warrant a revision to the intangible asset or the remaining period of amortization. There were no such events or circumstances in 2013. The core deposit intangible was fully amortized at December 31, 2013.

Goodwill: Business combinations involving the Bank's acquisition of the equity interests or net assets of another enterprise give rise to goodwill. Goodwill represents the excess of the cost of YB over the net of the amounts assigned to assets acquired and liabilities assumed in the acquisition of YB. The value of goodwill is ultimately derived from the Bank's ability to generate earnings after the acquisition. A decline in net earnings could be indicative of a decline in the fair value of goodwill and result in impairment. For that reason, goodwill is assessed at least annually for impairment. There was no impairment resulting from management's assessment during 2014 or 2013.

Derivative Instruments: The Bank uses interest rate swap agreements to hedge various exposures or to modify interest rate characteristics of various loans for asset/liability management purposes. These derivative instruments are recognized on the balance sheet at their estimated fair value. On the date the derivative contract is originated, the Bank designates the derivative as a hedge of fair value of a recognized asset or liability or of an unrecognized firm commitment "fair value" hedge. Changes in the fair value of a derivative instrument that is highly effective and that is designated and qualifies as a fair value hedge, along with the loss or gain on the hedged asset or liability that is attributable to the hedged risk (including losses or gains on firm commitments), are recorded in current period earnings.

The Bank formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedged transactions. This process includes linking all derivatives that are designated as fair value hedges to specific assets and liabilities on the balance sheet. The Bank also formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values of hedged items. When it is determined that a derivative is not highly effective as a hedge or that it has ceased to be a highly effective hedge, the Bank discontinues hedge accounting prospectively when (1) it is determined that the derivative is no longer effective in offsetting changes in the fair value of a hedged item; (2) the derivative expires or is sold, terminated or exercised; (3) a hedged firm commitment no longer meets the definition of a firm commitment; or (4) management determines that designation of the derivative as a hedge instrument is no longer appropriate.

When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the derivative will continue to be carried on the balance sheet at its fair value, and the hedged asset or liability will no longer be adjusted for changes in fair value. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the derivative will continue to be carried on the balance sheet at its fair value, and any asset or liability that was recorded pursuant to recognition of the firm commitment will be removed from the balance sheet and recognized as a gain or loss in current period earnings. In all other situations in which hedge accounting is discontinued, the derivative will be carried at its fair value on the balance sheet, with changes in its fair value recognized in current period earnings.

Income Taxes: Deferred tax assets and liabilities are recognized for the income tax consequences of temporary differences between the financial statement and tax bases of existing assets and liabilities. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. On the consolidated balance sheets, net deferred tax assets are included in accrued interest receivable and other assets.

The Bank uses a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on its tax returns. A tax position is recognized as a benefit only if it is "more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the "more likely than not" test, no tax benefit is recorded.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share: Basic earnings per share (EPS) is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. All outstanding nonvested share-based payment awards that contain rights to nonforfeitable dividends are considered participating securities for this calculation. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock, such as stock options and restricted stock, result in the issuance of common stock which shares in the earnings of the Bank. The treasury stock method is applied to determine the dilutive effect of stock options and nonvested restricted stock in computing diluted earnings per share.

Share-Based Compensation: The Bank has two share-based compensation plans: 1) the Premier Valley Bank Amended and Restated 2001 Equity Incentive Plan (the "2001 Plan"), which, although expired in 2011, was shareholder approved and, among other things, permitted the grant of stock options and restricted stock of up to 2,229 shares of the Bank's common stock; and 2) the Premier Valley Bank 2011 Equity Incentive Plan (the "2011 Plan"), which has also been approved by the shareholders and permits the grant of up to 1,800 shares of the Bank's common stock. The plans are designed primarily to attract and retain employees and directors. The amount, frequency and terms of share-based awards may vary based on competitive practices, the Bank's operating results and government regulations. New shares are issued upon stock option exercise or reserved and treated as outstanding shares in the case of restricted share grants. The plans do not provide for the settlement of awards in cash. Under the 2011 Plan, 1,553 shares of common stock are reserved for future issuance to employees and directors under various types of awards including stock options, restricted stock, stock awards and qualified performance-based awards. The plans require that the option or share price may not be less than the fair market value of the stock at the date the option or share award is granted, and that the stock must be paid in full at the time the option is exercised. All options expire on a date determined by the Board of Directors, but not later than ten years from the date of grant. The vesting period is determined by the Board of Directors and is generally over a three to four year period.

Restricted stock awards are grants of shares of common stock that are subject to forfeiture until specific conditions or goals are met. Conditions may be based on continuing employment or achieving specified performance goals. During the period of restriction, participants holding restricted stock have full voting and dividend rights. The restrictions lapse in accordance with a schedule or with other conditions determined by the Board of Directors. There were 47 and 57 restricted shares granted under the 2011 Plan in 2014 and 2013, respectively.

The Bank measures the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. Management estimates the fair value of each option award as of the date of grant using a Black-Scholes-Merton option pricing model. Expected volatility is based on historical volatility of the Bank's common stock. The Bank uses the "simplified" method to determine the expected term of the Bank's options due to the lack of sufficient historical data. The risk free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant. In addition to these assumptions, management makes estimates regarding pre-vesting forfeitures that will impact total compensation expense recognized under the plans. There were no stock options granted in 2014 or 2013.

Comprehensive Income: Comprehensive income is reported in addition to net income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of other comprehensive income items that historically have not been recognized in the calculation of net income. Unrealized gains or losses on the Bank's available-for-sale investment securities are included in other comprehensive income or loss. Total comprehensive income and the components of other comprehensive income are presented in the consolidated statements of comprehensive income.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Adoption of New Financial Accounting Standards: In January 2014, the FASB issued ASU No. 2014-1, Investments-Equity Method and Joint Ventures-Accounting for Investments in Qualified Affordable Housing Projects. This guidance represents a consensus of the Emerging Issues Task Force and sets forth new accounting for qualifying investments in flow-through limited liability entities that invest in affordable housing projects. The new guidance allows a limited liability investor that meets certain conditions to amortize the cost of its investment in proportion to the tax credits and other tax benefits it receives. The new accounting method, referred to as the proportional amortization method, allows amortization of the tax credit investment to be reflected along with the primary benefits, the tax credits and other tax benefits, on a net basis in the income statement within the income tax expense line. For public business entities, the guidance is effective for interim and annual periods beginning after December 15, 2014. For all other entities, the guidance is effective for annual periods beginning after December 15, 2014, and interim periods within annual periods beginning after December 15, 2015. If elected, the proportional amortization method is required to be applied retrospectively. Early adoption is permitted in the annual period for which financial statements have not been issued.

The Bank made investments in low income housing totaling $6,500 and $3,500 at December 31, 2014 and 2013, respectively. Amounts funded totaled $2,248 and $875 at December 31, 2014 and 2013, respectively. The Bank adopted the proportional amortization method of accounting for its low income housing investments in the fourth quarter of 2014. The Company quantified the impact of adopting the proportional amortization method compared to the equity method to its current year and prior period financial statements. The Company determined that the adoption of the proportional amortization method did not have a material impact on its financial statements. The low income housing investment losses, net of the tax benefits received, totaling $265 and $37 for 2014 and 2013, respectively, are included in income tax expense on the consolidated income statement for both 2014 and 2013. Low income housing tax credits received totaled $198 and $0, for 2014 and 2013, respectively.

In January 2014, the FASB issued ASU No. 2014 - 04, Receivables - Troubled Debt Restructurings by Creditors. With these changes, the FASB amended existing guidance to clarify when a creditor should be considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan such that the loan should be derecognized and the real estate recognized. These amendments clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either: (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure, or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additional disclosures are required. The amendments in this ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014, and can be applied using a modified retrospective or prospective transition method. The adoption of this standard is not expected to have a material effect on the Bank’s financial position or operating results.

In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This amendment supersedes and replaces nearly all existing revenue recognition guidance, including industry-specific guidance, establishes a new control-based revenue recognition model, changes the basis for deciding when revenue is recognized over time or at a point in time, provides new and more detailed guidance on specific topics and expands and improves disclosures about revenue. In addition, this amendment specifies the accounting for some costs to obtain or fulfill a contract with a customer. These amendments are effective for annual reporting periods beginning after December 31, 2016, including interim periods within that reporting period. The Bank is currently in the process of evaluating the impact of the adoption of this new accounting standard on the consolidated financial statements.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 2 - AVAILABLE-FOR-SALE INVESTMENT SECURITIES

The amortized cost and fair value of available-for-sale investment securities consisted of the following:
	2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Obligations of states and political subdivisions	$45,382	$882	$(421)	$45,843
Mortgage-backed securities - residential	148,206	1,013	(821)	148,398
Corporate obligations	18,453	96	(32)	18,517
	$212,041	$1,991	$(1,274)	$212,758

Net unrealized gains on available-for-sale investment securities totaling $717 were recorded, net of $295 in tax obligations, as accumulated other comprehensive income, a separate component of shareholders' equity at December 31, 2014. Gross proceeds totaling $1,241 and gains totaling $741 were realized on the sale of available-for-sale investment securities for the year ended December 31, 2014.

	2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Obligations of states and political subdivisions	$46,416	$356	$(1,462)	$45,310
Mortgage-backed securities - residential	97,916	404	(2,032)	96,288
Corporate obligations	18,930	152	(544)	18,538
	$163,262	$912	$(4,038)	$160,136

Net unrealized losses on available-for-sale investment securities totaling $3,126 were recorded, net of $1,282 in tax benefits, as accumulated other comprehensive loss, a separate component of shareholders' equity at December 31,
2013. Gross proceeds totaling $18,663 and gains totaling $363 were realized on the sale of available-for-sale investment securities for the year ended December 31, 2013.

The amortized cost and fair value of available-for-sale investment securities at December 31, 2014 by contractual maturity is shown below. Expected maturities may differ from contractual maturities because the issuers of certain securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
Within one year	$3,964	$3,994
After one year through five years	11,908	11,991
After five years through ten years	17,087	17,028
After ten years	30,876	31,347
Investment securities not maturing at a specified date:	63,835	64,360
Mortgage-backed securities - residential	148,206	148,398
	$212,041	$212,758

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 2 - AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)

Investment securities with amortized costs totaling $444 and $842 and fair values totaling $475 and $895 were pledged to secure various borrowing arrangements at December 31, 2014 and 2013, respectively.

The following table shows gross unrealized losses and estimated fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2014 and 2013:

	Less than 12 Months		12 Months or More		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
December 31, 2014

Obligations of states and political subdivisions	$3,864	$(22)	$12,864	$(399)	$16,728	$(421)
Mortgage-backed securities-residential	29,284	(88)	26,904	(733)	56,188	(821)
Corporate obligations	3,989	(11)	2,979	(21)	6,968	(32)
	$37,137	$(121)	$42,747	$(1,153)	$79,884	$(1,274)

December 31, 2013

Obligations of states and political subdivisions	$22,037	$(870)	$9,231	$(592)	$31,268	$(1,462)
Mortgage-backed securities-residential	53,211	(993)	19,432	(1,039)	72,643	(2,032)
Corporate obligations	4,916	(84)	4,039	(460)	8,955	(544)
	$80,164	$(1,947)	$32,702	$(2,091)	$112,866	$(4,038)

Other-Than-Temporary Impairment: Management considers many factors in its assessment of the investment portfolio for other-than-temporary impairment of investment securities. In addition to internally applied measures, the Bank also employs the services of an independent analytics provider to assess the financial strength of the issuers that comprise the municipal portion of the portfolio.

Obligations of States and Political Subdivisions: Management believes the unrealized losses on the Bank’s investments in obligations of states and political subdivisions are a result of changes in interest rate spreads or in interest rates themselves relative to the time of purchase of the securities in a market loss position. The Bank generally invests in bond issuances that are considered general obligations of the municipality or less commonly, bonds that are supported by a specific revenue source of the issuer. The Bank also endeavors to invest in those issuances that are supported by independent bond insurance or for which the state in which the issuer resides has provided a fund supporting repayment of the securities (in lieu of insurance). The Bank has the ability and intent to hold these securities to maturity. Management does not consider any securities in this segment of the investment portfolio to be other-than-temporarily impaired at December 31, 2014.

Mortgage-Backed Securities - Residential: Management believes that the unrealized losses on the Bank’s investments in mortgage-backed securities issued by U.S. Government sponsored entities are due to changes in current market rates of interest relative to the time of purchase of the securities. The Bank has the intent and ability to hold these securities to maturity. Management does not consider these securities to be other-than-temporarily impaired at December 31, 2014.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 2 - AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)

Corporate Obligations: The Bank holds one security that, as of December 31, 2014, has been in a loss position for longer than twelve months. Management has reviewed the earnings performance of the underlying company and notes that earnings have trended positively year over year. The Bank has also identified two independent companies that have rated the issuing company as a “strong buy” or as “outperform”. At December 31, 2014, this security is within less than one percentage point of par value. The Bank has the intent and the ability to hold this security to maturity. Management does not consider this security to be other-than-temporarily impaired at December 31, 2014.

NOTE 3 - LOANS

Outstanding loans at December 31, 2014 and 2013 are summarized as follows:
	2014	2013

Commercial	$63,169	$42,654
Real estate-residential	60,102	59,493
Real estate-commercial	226,345	221,820
Real estate-construction	35,938	25,329
Installment	2,432	5,378
	387,986	354,674
Deferred loan fees, net	(869)	(715)
Allowance for loan losses	(4,194)	(4,595)
	$382,923	$349,364

NOTE 4 - ALLOWANCE FOR LOAN LOSSES

The following tables show the allocation of the allowance for loan losses by portfolio segment and by impairment methodology:

December 31, 2014	Commercial	Real Estate Residential	Real Estate Commercial	Real Estate Construction	Installment	Total
Allowance for Loan Losses:
Beginning Balance	$996	$600	$2,164	$754	$81	$4,595
(Reversal of) provision for loan losses	(237)	(424)	18	203	(60)	(500)
Loans charged off	(104)	—	(72)	—	(13)	(189)
Recoveries	232	—	39	10	7	288
Ending balance allocated to portfolio segments	$887	$176	$2,149	$967	$15	$4,194
Ending balance: individually evaluated for impairment	$237	$18	$479	$73	$—	$807
Ending balance: collectively evaluated for impairment	$650	$158	$1,670	$894	$15	$3,387
Loans
Ending balance	$63,047	$59,871	$225,829	$35,938	$2,432	$387,117
Ending balance: individually evaluated for impairment	$2,128	$200	$3,027	$9,036	$—	$14,391
Ending balance: collectively evaluated for impairment	$60,919	$59,671	$222,802	$26,902	$2,432	$372,726

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 4 - ALLOWANCE FOR LOAN LOSSES (Continued)

The following tables show the allocation of the allowance for loan losses by portfolio segment and by impairment methodology:
December 31, 2013	Commercial	Real Estate Residential	Real Estate Commercial	Real Estate Construction	Installment	Total
Allowance for Loan Losses:
Beginning Balance	$1,121	$1,067	$2,150	$773	$166	$5,277
(Reversal of) provision for loan losses	(111)	(428)	152	(19)	(94)	(500)
Loans charged off	(127)	(68)	(157)	—	(2)	(354)
Recoveries	113	29	19	—	11	172
Ending balance allocated to portfolio segments	$996	$600	$2,164	$754	$81	$4,595
Ending balance: individually evaluated for impairment	$49	$—	$372	$—	$—	$421
Ending balance: collectively evaluated for impairment	$947	$600	$1,792	$754	$81	$4,174
Loans
Ending balance	$42,254	$59,162	$221,835	$25,329	$5,379	$353,959
Ending balance: individually evaluated for impairment	$1,820	$200	$3,420	$9,038	$—	$14,478
Ending balance: collectively evaluated for impairment	$40,434	$58,962	$218,415	$16,291	$5,379	$339,481

The following tables show the loan portfolio allocated by management's internal risk ratings:
December 31, 2014	Commercial and Real Estate Credit Exposure Credit Risk Profile by Internally Assigned Grade
	Commercial	Real Estate Residential	Real Estate Commercial	Real Estate Construction	Total
Grade:
Pass	$55,532	$59,576	$222,802	$25,879	$363,789
Special mention	—	—	—	—	—
Substandard	5,387	95	—	1,023	6,505
Impaired	2,128	200	3,027	9,036	14,391
Total	$63,047	$59,871	$225,829	$35,938	$384,685

	Installment Credit Exposure Credit Risk Profile Based on Payment Activity
	Auto	Other	Total
Grade:
Performing	$11	$2,421	$2,432
Non-performing	—	—	—
Total	$11	$2,421	$2,432

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 4 - ALLOWANCE FOR LOAN LOSSES (Continued)

December 31, 2013	Commercial and Real Estate Credit Exposure Credit Risk Profile by Internally Assigned Grade
	Commercial	Real Estate Residential	Real Estate Commercial	Real Estate Construction	Total
Grade:
Pass	$37,257	$58,962	$217,164	$16,291	$329,674
Special mention	119	—	675	—	794
Substandard	3,058	—	576	—	3,634
Impaired	1,820	200	3,420	9,038	14,478
Total	$42,254	$59,162	$221,835	$25,329	$348,580

	Installment Credit Exposure Credit Risk Profile Based on Payment Activity
	Auto	Other	Total
Grade:
Performing	$25	$5,354	$5,379
Non-performing	—	—	—
Total	$25	$5,354	$5,379

The following tables show an aging analysis of the loan portfolio by the time past due:
December 31, 2014	30-89 Days Past Due	90 Days and Still Accruing	Nonaccrual	Total Past Due	Current	Total
Commercial:
Commercial	$319	$—	$—	$319	$62,728	$63,047
Real estate-residential	141	—	—	141	59,730	59,871
Real estate-commercial	1,081	—	348	1,429	224,400	225,829
Real estate-construction	—	—	8,064	8,064	27,874	35,938
Installment
Auto	—	—	—	—	11	11
Other	—	—	—	—	2,421	2,421
Total	$1,541	$—	$8,412	$9,953	$377,164	$387,117

December 31, 2013	30-89 Days Past Due	90 Days and Still Accruing	Nonaccrual	Total Past Due	Current	Total
Commercial:
Commercial	$441	$—	$214	$655	$41,599	$42,254
Real estate-residential	108	—	—	1	59,054	59,162
Real estate-commercial	803	—	393	1,196	220,639	221,835
Real estate-construction	—	—	8,044	8,044	17,285	25,329
Installment
Auto	10	—	—	10	15	25
Other	2	—	—	2	5,352	5,354
Total	$1,364	$—	$8,651	$10,015	$343,944	$353,959

Interest forgone on nonaccrual loans totaled $691 and $740 for the years ended December 31, 2014 and 2013, respectively

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 4 - ALLOWANCE FOR LOAN LOSSES (Continued)

The following tables show information related to impaired loans at and for the year ended:
December 31, 2014	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial	$—	$—	$—	$—	$—
Real estate-residential	$—	$—	$—	$—	$—
Real estate-commercial	$157	$279	$—	$284	$—
Real estate-construction	$8,064	$9,527	$—	$9,473	$—
With an allowance recorded:
Commercial	$2,128	$2,128	$237	$4,430	$325
Real estate-residential	$200	$200	$18	$200	$8
Real estate-commercial	$2,871	$3,071	$479	$3,719	$244
Real estate-construction	$972	$972	$73	$980	$55
Total:
Commercial	$2,128	$2,128	$237	$4,430	$325
Real estate-residential	$200	$200	$18	$200	$8
Real estate-commercial	$3	$3,350	$479	$4,003	$244
Real estate-construction	$9,036	$10,499	$73	$10,452	$55

December 31, 2013	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial	$1,302	$1,346	$—	$1,293	$6
Real estate-residential	$200	$200	$—	$200	$—
Real estate-commercial	$1,411	$1,472	$—	$1,516	$64
Real estate-construction	$9,038	$10,551	$—	$10,179	$60

With an allowance recorded:
Commercial	$518	$518	$49	$620	$34
Real estate-residential	$—	$—	$—	$—	$—
Real estate-commercial	$2,009	$2,224	$372	$2,153	$129
Real estate-construction	$—	$—	$—	$—	$—

Total:
Commercial	$1,820	$1,864	$49	$3,466	$—
Real estate-residential	$200	$200	$—	$200	$—
Real estate-commercial	$3,420	$3,696	$372	$4,957	$—
Real estate-construction	$9,038	$10,551	$—	$10,179	$—

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 4 - ALLOWANCE FOR LOAN LOSSES (Continued)

The recorded investment in loans includes accrued interest receivable and loan origination fees, net. As the amounts are not material, the recorded investment in loans excludes accrued interest receivable and loan origination fees. For purposes of this disclosure, the unpaid principal balance is not reduced for partial charge-offs. There was no cash basis interest income recognized on impaired loans for the years ended December 31, 2014 and 2013.

Troubled Debt Restructurings: The Bank has allocated $262 and $214 of specific reserves in the allowance for loan losses to customers whose loan terms have been modified in troubled debt restructurings as of December 31, 2014 and 2013, respectively. There was no commitment to lend additional amounts to these customers as of December 31, 2014 or 2013.

During the years ended December 31, 2014 and 2013, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: modification in the payment schedule of the loan to a payment lower than the original contractual payment for a period of time or an extension of the maturity date by which the loan is to be paid in full. In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Bank's internal underwriting policy.

The following tables present loans by class modified as troubled debt restructurings that occurred during the years ended December 31, 2014 and 2013:
December 31, 2014	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Troubled debt restructurings:
Real estate - construction	3	$10,293	$10,293

December 31, 2013	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Troubled debt restructurings:
Real estate - construction	5	$3,380	$3,380

The troubled debt restructurings described above increased the allowance for loan losses by $262 and $214 during the years ended December 31, 2014 and 2013, respectively. There were no troubled debt restructurings that subsequently defaulted.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment at December 31, 2014 and 2013 consisted of the following:
	2014	2013
Land	$270	$270
Building and improvements	3,933	3,931
Furniture and equipment	2,920	2,806
Leasehold improvements	1,212	1,158
	8,335	8,165
Less accumulated depreciation	(4,987)	(4,574)
	$3,348	$3,591
Depreciation and amortization included in occupancy and equipment expense totaled $470 and $475 for the years ended December 31, 2014 and 2013, respectively.

NOTE 6 - GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill and other intangible assets consisted of the following:
	2014	2013
Goodwill	$13,339	$13,339
Servicing assets	714	909
	$14,053	$14,248

Goodwill: The Bank applies a qualitative analysis of conditions that might indicate that impairment of goodwill is more likely than not of having occurred. In the event that the qualitative analysis suggests that an impairment may have occurred, the Bank, with the assistance of an independent third party valuation firm, uses several quantitative valuation methodologies in evaluating goodwill for impairment. The current year's review of qualitative factors did not indicate that impairment might have occurred; as such, no quantitative analysis was performed at December 31, 2014 or 2013.

Servicing assets: Originated servicing assets totaling $132 and $260 were recognized during the years ended December 31, 2014 and 2013, respectively. Amortization of servicing assets totaled $327 and $79 for the years ended December 31, 2014 and 2013, respectively. There was no impairment of servicing assets for the years ended December 31, 2014 or 2013.

NOTE 7 - INTEREST RATE SWAPS

The Bank has entered into interest rate swap agreements to convert interest being earned on certain fixed rate loans to a variable rate in accordance with its asset/liability management objectives to mitigate interest rate risk. At December 31, 2014 and 2013, the aggregate notional amount of the interest rate swap agreements was $45,835 and $57,779, respectively. The fair value of the hedged asset and the fair value of the liability associated with the interest rate swap agreements was $3,563 and $3,167 at December 31, 2014 and 2013, respectively, and is included in accrued interest payable and other liabilities on the consolidated balance sheets. As part of each swap agreement, the Bank may be required to pledge collateral, either in the form of cash or investment securities, as a credit enhancement. At December 31, 2014, cash and securities of $3,811 and $390, respectively, were pledged against interest rate swaps, and at December 31, 2013, cash and securities of $3,811 and $499, respectively, were pledged. The Bank recognized a net payment of $1,802 and $1,815 for the years ended December 31, 2014 and 2013, respectively, which represents the net monthly cash settlement of all fair value hedges and which was recorded as a reduction in loan interest income on the consolidated statements of income. Because of the nature of the terms of the interest rate swap agreements, there was no hedge ineffectiveness and therefore no gains or losses recognized for the years ended December 31, 2014 or 2013.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 8 - INTEREST BEARING DEPOSITS

Interest bearing deposits at December 31, 2014 and 2013 consisted of the following:
	2014	2013
Savings	$37,130	$33,204
NOW accounts	36,046	37,368
Money market	224,180	204,086
Time, $250,000 or more	5,551	6,909
Other time	34,375	39,388
	$337,322	$320,955

Aggregate annual maturities of time deposits are as follows:
Year Ending December 31,
2015	$31,081
2016	6,801
2017	1,231
2018	189
2019	525
Thereafter	99
$39,926

Interest expense on interest bearing deposits for the years ended December 31, 2014 and 2013 consisted of the following:

Interest bearing deposits at December 31, 2014 and 2013 consisted of the following:
	2014	2013
Savings and NOW accounts	$53	$76
Money market	396	345
Time, $250,000 or more	22	33
Other time	170	218
	$641	$672

The Bank has obtained a letter of credit from the Federal Home Loan Bank in the amount of $2,000 to secure public deposits at December 31, 2014 and 2013.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 9 - INCOME TAXES

Income taxes for the years ended December 31, 2014 and 2013 consisted of the following:

	Federal	State	Total
2014
Current	$2,444	$(20)	$2,424
Deferred	912	723	1,635
Income taxes	$3,356	$703	$4,059

2013
Current	$2,404	$182	$2,586
Deferred	282	104	386
Income taxes	$2,686	$286	$2,972

Deferred tax assets (liabilities) at December 31, 2014 and 2013 consisted of the following:

	2014	2013
Deferred tax assets
Allowance for loan losses	$1,642	$1,595
Deferred compensation	867	1,077
Impairment loss on securities	—	1,121
Other real estate owned	—	14
Tax credits	27	342
Future benefit of state tax deduction	109	71
Unrealized loss on available -for-sale investment securities	—	617
Other	243	397
Total deferred tax assets	2,888	5,234
Deferred tax liabilities:
Premises and equipment	(372)	(338)
Future liability of state deferred tax assets	(161)	(407)
Deferred loan fees and costs	(838)	(720)
Federal Home Loan Bank stock dividends	(170)	(170)
Unrealized gain on available-for-sale investment securities	(295)	—
total deferred tax liabilities	(1,836)	(1,635)
Net deferred tax assets	$1,052	$3,599

As of December 31, 2013 and 2014, the Bank had Enterprise Zone tax credit carry forwards of $318 and $27, respectively.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 9 - INCOME TAXES (Continued)

Income taxes differ from amounts computed by applying the statutory federal income tax rate to income before income taxes. The items comprising these differences consisted of the following for the years ended December 31, 2014 and 2013:

	2014		2013
	Amount	Rate	Amount	Rate

Federal income tax expense, at statutory rate	$3,824	34.00%	$3,235	34.0%
State franchise tax, net of federal tax effect	805	7.15	375	3.9
Tax exempt income from investment securities	(396)	(3.52)	(463)	(4.9)
Tax exempt income from life insurance policies	(139)	(1.24)	(138)	(1.5)
Other	(35)	(0.31)	(37)	(0.3)
	$4,059	36.09%	$2,972	31.2%

The Bank files income tax returns in the U.S. federal and California jurisdictions. The Bank conducts all of its business activities in the State of California. The Bank is no longer subject to tax examinations by U.S. Federal taxing authorities for years ended before December 31, 2011, and by state and local taxing authorities for years ended before December 31, 2010. The Bank is under examination by the Franchise Tax Board (FTB) for the year ended December 31, 2010 and does not expect the results of this examination to have a material impact on the financial statements. The Bank has unrecognized tax benefits and does not expect the total amount of unrecognized tax benefits to significantly increase or decrease in the next twelve months. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	2014	2013

Balance at January 1,	$80	$300
Reduction for tax positions of prior years	—	(120)
Settlements	—	(100)
Balance at December 31,	$80	$80

The Bank has made a payment to the FTB for the amount in question, thus no amounts for interest and/or penalties is included in the unrecognized tax benefit.

NOTE 10 - BORROWINGS

Advances: At December 31, 2014, the Bank could borrow up to $115,353 from the Federal Home Loan Bank and up to $86 from the Federal Reserve Discount Window on either a short term or long term basis. An overnight advance of $20,000 was outstanding as of December 31, 2014 and was secured by loans totaling $250,064. No advances were outstanding at December 31, 2013 and loans totaling $253,850 were pledged as security for potential borrowing.

Other Borrowing Arrangements: The Bank has available up to $12,000 under a Federal funds line of credit from one of its correspondent banks. There were $7,920 and $2,610 in overnight borrowings outstanding under this arrangement at December 31, 2014 and 2013, respectively.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 11 - COMMITMENTS AND CONTINGENCIES

Operating Leases: The Bank leases certain branch facilities under noncancelable operating leases. Rental expense, net of sublease income, included in occupancy and equipment expense totaled $477 and $481 for the years ended December 31, 2014 and 2013, respectively. The leases expire on various dates through 2018 and have various renewal options ranging from one to five years. Rental payments include minimum rentals plus adjustments for changing price indices.

Future minimum lease payments are as follows:
Year Ending December 31,
2015	$351
2016	343
2017	319
2018	327
$1,340

Federal Reserve Requirements: Banks are required to maintain reserves with the Federal Reserve Bank equal to a percentage of their reservable deposits. The Bank's vault cash fulfilled its reserve requirement at December 31, 2014 and 2013.

Financial Instruments With Off Balance Sheet Risk: The Bank is a party to financial instruments with off balance sheet risk in the normal course of business in order to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments consist of commitments to extend credit and letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized on the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by counterparties for commitments to extend credit and letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and letters of credit as it does for loans.

As part of its lending activities, the Bank offers lines of credit. Such commitments are offered at floating rate terms and represent off balance sheet credit risk. Amounts undisbursed on lines of credit totaled $74,852 and $62,266 at December 31, 2014 and 2013, respectively.

On occasion, the Bank issues standby letters of credit on behalf of certain customers. The contractual amount of these commitments represent off balance sheet risk and totaled $5,084 and $2,460 at December 31, 2014 and 2013, respectively.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case by case basis. Standby letters of credit are generally secured and are issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the borrower. The fair value of the liability related to these standby letters of credit, which represents the fees received for issuing the guarantees, was not significant at December 31, 2014 or 2013. The Bank recognizes these fees as revenue over the term of the commitment or when the commitment is used. Collateral held varies, but includes cash, accounts receivable, inventory and deeds of trust on residential real estate and income producing properties.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 11 - COMMITMENTS AND CONTINGENCIES (Continued)

At December 31, 2014, 31% of total undisbursed loan commitments are secured by real estate. Commercial loan commitments represent approximately 66% of the total loan commitments, which may be either unsecured or secured by business assets such as cash, inventory and accounts receivable, and personal loan commitments represent approximately 3%. The Bank's total undisbursed commitments include both variable and fixed interest rates.

Significant Concentrations of Credit Risk: The Bank grants real estate mortgage, real estate construction, commercial and installment loans to customers primarily in Central California.

In management's judgment, a concentration exists in real estate related loans which represented approximately 82% of the Bank's loan portfolio at both December 31, 2014 and 2013. Although management believes such concentrations to have no more than the normal risk of collectibility, a continued substantial decline in the economy in general, or a continued decline in real estate values in the Bank's primary market areas in particular, could have an adverse impact on collectibility of these loans. Personal and business income represents the primary sources of repayment for a majority of these loans.

NOTE 12 - SHAREHOLDERS' EQUITY

During 2014, the Board of Directors declared cash dividends as follows:
Declaration Date	Record Date	Payable Date	Dividend/ Share	Dividend Amount

February 27, 2014	March 10, 2014	March 14, 2014	$0.07	$908
May 22, 2014	June 2, 2014	June 13, 2014	0.07	878
August 19, 2014	August 29, 2014	September 12, 2014	0.07	867
December 18, 2014	December 29, 2014	January 8, 2015	0.07	984

During 2013, the Board of Directors declared cash dividends as follows:
Declaration Date	Record Date	Payable Date	Dividend/ Share	Dividend Amount

February 28, 2013	March 15, 2013	March 27, 2013	$0.07	$897
May 16, 2013	May 31, 2013	June 14, 2013	0.07	901
August 22, 2013	September 3, 2013	September 16, 2013	0.07	900
December 19, 2013	December 30, 2013	January 10, 2014	0.07	900

Common Stock Repurchase Programs: In March 2014, the Board of Directors authorized the repurchase of approximately 4% of the Bank’s outstanding common shares in an aggregate amount not to exceed $3,000. Share repurchases may be made from time to time on the open market or through privately negotiated transactions. The timing of purchases and the exact number of shares purchased is dependent on market and other conditions. The share repurchase program does not include specific price targets or timetables and could be suspended at any time. During 2014, 291 shares were repurchased for $1,771 at an average price of $6.08 under this program and, at December 31, 2014, $1,200 remains available for repurchases.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 12 - SHAREHOLDERS' EQUITY (Continued)

In April 2013, the Board of Directors authorized the repurchase of approximately 2.5% of the Bank’s outstanding common shares in an aggregate amount not to exceed $2,250. Share repurchases may be made from time to time on the open market or through privately negotiated transactions. The timing of purchases and the exact number of shares purchased is dependent on market and other conditions. The share repurchase program does not include specific price targets or timetables and could be suspended at any time. During 2014, 370 shares were repurchased for $2,250 at an average price of $6.07. During 2013 no shares were repurchased under this program.

Share-Based Compensation

Stock Option Awards - Stock option activity for the years ended December 31, 2013 and 2014 is summarized as follows:

	Number of Stock Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2013	282	$5.16
Exercised	(106)	$3.25
Forfeited in lieu of cash	(47)	$3.25
Canceled or expired	(11)	$8.91

Outstanding at December 31, 2013	118	$7.29
Exercised	(19)	$4.68
Forfeited in lieu of cash	—	$—
Canceled or expired	—	—

Outstanding at December 31, 2014	99	$7.80	2.03	$15
Exercisable at December 31, 2014	99	$7.80	2.03	$15

No options were granted during 2013 or 2014. The total intrinsic value of options exercised during the years ended December 31, 2014 and 2013 was $27 and $504, respectively. There were no charges against income for stock options in either 2014 or 2013. Income tax benefits recognized for the year ended December 31, 2014 and 2013 was not material. At December 31, 2014, there were no unvested stock options to employees and Directors under the Bank's equity incentive plans.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 12 - SHAREHOLDERS' EQUITY (Continued)

Cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) are classified as cash flows from financing activities in the consolidated statements of cash flows. There were no excess tax benefits for the years ended December 31, 2014 or 2013.

Restricted Common Stock Awards - A summary of the status of the Bank's restricted stock awards is presented below:
	Number of Shares	Weighted Average Price at Date of Grant
Outstanding at January 1, 2013	272	$4.34
Granted	57	$5.73
Vested	(133)	$4.71
Outstanding at December 31, 2013	196	$5.20
Granted	47	$6.05
Vested	(96)	$4.91
Outstanding at December 31, 2013	147	$5.66
Shares expected to vest	147	$5.66

Restricted common stock awards vest ratably over three or four years. The cost charged against income for restricted stock awards was $312 for each of the years ended December 31, 2014 and 2013. The tax benefit recognized in the consolidated statements of income for restricted stock awards for the years ended December 31, 2014 and 2013 totaled $128 and $128, respectively. At December 31, 2014 and 2013, the total compensation cost related to nonvested restricted common stock but not yet recognized was $581 and $662, respectively. Restricted stock compensation expense is recognized on a straight line basis over the vesting period. This cost is expected to be recognized over a weighted average remaining period of approximately 3 years and will be adjusted for subsequent changes in estimated forfeitures. The intrinsic value of restricted common stock outstanding was $907 and $1,142 as of December 31, 2014 and 2013, respectively.

Earnings Per Share: A reconciliation of the numerators and denominators of the basic and diluted earnings per share computations for the years ended December 31, 2014 and 2013 is as follows:

December 31, 2014	Net Income	Weighted Average Number of Shares Outstanding	Per Share Amount

Basic earnings per share	$7,188	12,413	$0.58
Effect of potentially dilutive shares	—	47
Diluted earnings per share	$7,188	12,460	$0.58

December 31, 2013	Net Income	Weighted Average Number of Shares Outstanding	Per Share Amount

Basic earnings per share	$6,541	12,766	$0.51
Effect of potentially dilutive shares	—	74
Diluted earnings per share	$6,541	12,840	$0.51

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 13 - REGULATORY MATTERS

Dividend Restrictions: Distributions by the Bank to its shareholders, except for stock dividends and stock splits, are restricted under California law to the lesser of the Bank's retained earnings or net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the Department of Business Oversight (“DBO”), to the greater of the retained earnings of the Bank, the net income of the Bank for its last fiscal year or the net income of the Bank for its current fiscal year. At December 31, 2014, the Bank had $9,194 in retained earnings available for dividend payments, without having to seek DBO approval.

Regulatory Capital: The Bank is subject to certain regulatory capital requirements administered by the FDIC. Failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial position or results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank met all of its capital adequacy requirements as of December 31, 2014 and 2013.

In addition, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk based, Tier 1 risk based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

	2014		2013
	Amount	Ratio	Amount	Ratio

Leverage Ratio
Premier Valley Bank	$54,993	8.9%	$55,202	9.9%
Minimum requirement for "well capitalized" institution	$30,731	5.0%	$27,889	5.0%
Minimum regulatory requirement	$24,584	4.0%	$22,311	4.0%
Tier 1 Risk Based Capital Ratio
Premier Valley Bank	$54,993	12.4%	$55,202	13.4%
Minimum requirement for "well capitalized" institution	$26,607	6.0%	$33,466	6.0%
Minimum regulatory requirement	$17,738	4.0%	$22,311	4.0%
Total Risk Based Capital Ratio
Premier Valley Bank	$59,324	13.4%	$59,934	14.5%
Minimum requirement for "well capitalized" institution	$44,344	10.0%	$41,274	10.0%
Minimum regulatory requirement	$35,476	8.0%	$33,019	8.0%

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 14 - OTHER NONINTEREST EXPENSES

Other noninterest expenses for the years ended December 31, 2014 and 2013 consisted of the following:
	2014	2013
Data processing	$1,148	$1,179
Expenses related to loan collection and other real estate owned	54	755
Regulatory assessments	472	535
Amortization of core deposit intangible	—	165
Professional fees	529	482
Courier, telephone and postage	337	333
Advertising, marketing and business development	316	295
Correspondent bank charges	61	58
Other	1,197	1,167
	$4,114	$4,969

NOTE 15 - SUPPLEMENTAL DISCLOSURE OF CONSOLIDATED STATEMENT OF CASH FLOWS

The following table discloses supplemental cash flow information and noncash investing and financing activities for the years ended December 31, 2014 and 2013:
	2014	2013
Cash paid during the period for:
Income taxes	$3,053	$2,089
Interest expense	$651	$680
Noncash financing activities:
Cash dividends declared but not paid	$984	$900

NOTE 16 - EMPLOYEE BENEFIT PLANS

Premier Valley Bank 401(k) Plan: The Bank has established an employee retirement plan (Retirement Plan) under Section 401(k) of the Internal Revenue Code (the "IRC"). The purpose of the Retirement Plan is to provide all eligible employees with supplemental income upon retirement and increase their proprietary interest in the Bank. Eligible employees may make contributions to the Retirement Plan subject to the limitations of Section 401(k) of the IRC. Matching contributions may be made by the Bank at the discretion of the Board of Directors. During 2014 and 2013, the Bank made contributions totaling $66 and $40, respectively.

Premier Valley Bank Employee Stock Ownership Plan: The Bank has established an employee stock ownership plan (ESOP) under Section 414(c) of the IRC. The purpose of the ESOP is to provide all eligible employees with supplemental income upon retirement and increase their proprietary interest in the Bank. Contributions to the ESOP are at the discretion of the Board of Directors. During 2014 and 2013, the Bank made contributions totaling $66 and $40, respectively.

Supplemental Executive and Directors' Retirement Plans: As part of the Agreement and Plan of Merger with YB, the Bank assumed the liabilities associated with the benefits to be paid under the YB Supplemental Executive Retirement Plan (SERP) and the YB Directors' Retirement Plan (DRP). The liability accrued under the plans is included in accrued interest payable and other liabilities on the consolidated balance sheets and is equal to the estimated present value of benefits to be paid under the plans of $1,270 and $1,477 at December 31, 2014 and 2013, respectively.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 16 - EMPLOYEE BENEFIT PLANS (Continued)

In connection with its SERP and DRP plans, YB invested in single premium life insurance policies with cash surrender values totaling $4,827 and $4,630 at December 31, 2014 and 2013, respectively. On the consolidated balance sheets, the cash surrender value of life insurance policies is included in accrued interest receivable and other assets. Income on these policies, net of related expenses, totaled $197 and $191 for the years ended December 31, 2014 and 2013, respectively, and is included in other noninterest income in the consolidated statements of income.

On August 1, 2006, the Bank entered into a salary continuation agreement with the Bank's President and Chief Executive Officer which provides for certain benefits if the executive works until normal retirement age. In the event of early retirement, involuntary termination or full disability, the agreement provides for benefits of a lesser amount which equals the accrued liability as of the month end preceding the separation from service. The liability accrued under this agreement is included in accrued interest payable and other liabilities on the consolidated balance sheets and is equal to the estimated present value of benefits to be paid under the agreement of $992 and $1,099 at December 31, 2014 and 2013, respectively.

In connection with the salary continuation agreement, the Bank invested in single premium life insurance policies with cash surrender values totaling $5,064 and $4,923 at December 31, 2014 and 2013, respectively. On the consolidated balance sheets, the cash surrender value of the policies is included in accrued interest receivable and other assets. Income on these policies, net of related expenses, totaled $141 and $145 for the years ended December 31, 2014 and 2013, respectively, and is included in other noninterest income in the consolidated statements of income.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 17 - FAIR VALUE MEASUREMENTS

The estimated fair values of the Bank's financial instruments are as follows:
		Fair Value Measurements at December 31, 2014 Using:
	Carrying Amount	Level 1	Level 2	Level 3	Total
(Dollars in thousands)
Financial assets
Cash and due from banks	$11,793	$11,793	$—	$—	$11,793
Fed funds sold and deposits in banks	175	175	—	—	175
Investment securities	212,758	—	212,758	—	212,758
Loans, net	382,923	—	—	343,644	343,644
Other investments	3,983	N/A	N/A	N/A	N/A
Accrued interest receivable	1,816	—	788	1,028	18
Financial liabilities
Deposits	$537,226	$497,320	$39,906	$—	$537,226
Borrowings	27,920	—	27,920	—	27,920
Derivative instruments	3,563	—	3,563	—	3,563
Accrued interest payable	18	—	—	18	18

		Fair Value Measurements at December 31, 2013 Using:
	Carrying Amount	Level 1	Level 2	Level 3	Total
(Dollars in thousands)
Financial assets
Cash and due from banks	$13,524	$13,524	$—	$—	$13,524
Fed funds sold and deposits in banks	5,095	5,095	—	—	5,095
Investment securities	160,136	—	160,036	100	160,136
Loans, net	349,364	—	—	328,267	328,267
Other investments	3,809	N/A	N/A	N/A	N/A
Accrued interest receivable	1,729	—	675	1,054	1,729
Financial liabilities
Deposits	$493,408	$447,111	$46,118	$—	$493,229
Derivative instruments	3,167	—	3,167	—	3,167
Accrued interest payable	22	—	—	22	22

These estimates do not reflect any premium or discount that could result from offering the Bank's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

The following methods and assumptions were used by the Bank to estimate the fair value of its financial instruments.

Cash and Cash Equivalents - The carrying amounts of cash and short-term instruments, including Fed funds sold and deposits in banks, approximate fair values and are classified as Level 1.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 17 - FAIR VALUE MEASUREMENTS (Continued)

Investment Securities - Fair values for available-for-sale investment securities are based on quoted market prices for similar securities. The securities in Level 3 are not actively traded, therefore the pricing is calculated using third party valuation experts.

Other Investments - It is not practical to determine the fair value of other investments due to restrictions placed on their transferability.

Loans - Fair values of loans, excluding impaired loans, are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification.

Impaired Loans - The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical experience, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the customer and customer’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Other Real Estate Owned - Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at fair value, less costs to sell. Fair values are based on recent real estate appraisals. These appraisals may use a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Bank. Once received, a member of the Loan Department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics.

Accrued Interest Receivable/Payable - The carrying amounts of accrued interest approximate fair value resulting in a Level 2 or Level 3 classification.

Deposits - The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in a Level 1 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date resulting in either a Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

Borrowings - The fair values of borrowings are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

Derivative Instruments - The fair values of derivative instruments are based on valuation models using observable market data as of the measurement date resulting in Level 2 classification.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 17 - FAIR VALUE MEASUREMENTS (Continued)

Commitments and contingencies - The fair values of commitments are estimated using the fees currently charged to enter into similar agreements, are not significant and, therefore, are not included in the above table.

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 - Quoted market prices for identical instruments traded in active exchange markets.

Level 2 - Quoted prices of similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable or can be corroborated by observable market data.

Level 3 - Model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect the Bank's estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques included management judgment and estimation which may be significant.

Management monitors the availability of observable market data to assess the appropriate classification of financial instruments within the fair value hierarchy. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the transfer is reported at the beginning of the reporting period.

Management evaluates the significance of transfers between levels based upon the nature of the financial instrument and size of the transfer relative to total assets, total liabilities or total earnings.

Recurring Basis - The following tables present information about the Bank's assets and liabilities measured at fair value on a recurring basis as of December 31, 2014 and 2013:

2014	Fair Value	Level 1	Level 2	Level 3
Available-for-sale investment securities:
Obligations of state and political subdivisions	$45,843	$—	$45,843	$—
Mortgage-backed securities - residential	148,398	—	148,398	—
Corporate obligations	18,517	—	18,517	—
Total assets measured at fair value	$212,758	$—	$212,758	$—
Derivative instruments - liability	$3,563	$—	$3,563	$—

2013
Available-for-sale investment securities:
Obligations of state and political subdivisions	$45,310	$—	$45,310	$—
Mortgage-backed securities - residential	96,288	—	96,288	—
Corporate obligations	18,538	—	18,538	100
Total assets measured at fair value	$160,136	$—	$160,136	$100
Derivative instruments - liability	$3,167	$—	$3,167	$—

During the year ended December 31, 2014, there were no transfers in or out of Levels 1 and 2.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 17 - FAIR VALUE MEASUREMENTS (Continued)

During the year ended December 31, 2014, the Bank sold its only Level 3 asset that it recorded at fair value on a recurring basis for a gain of $741.

Nonrecurring Basis - Assets measured at fair value on a nonrecurring basis are summarized below:
		Fair Value Measurements at December 31, 2014, Using
Description	Fair Value December 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans:
Real estate- commercial	$119	$—	$—	$119
Total assets measured at fair value on a nonrecurring basis	$119	$—	$—	$119

		Fair Value Measurements at December 31, 2013, Using
Description	Fair Value December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Impaired loans:
Real estate- residential	$108	$—	$—	$108
Real estate-construction	$746	$—	$—	$746
Other real estate owned-real estate commercial	$19	$—	$—	$19
Total assets measured at fair value on a nonrecurring basis	$873	$—	$—	$873

Impaired loans that are measured for impairment using the fair value of the collateral for collateral dependent loans, had a principal balance of $120, with a valuation allowance of $1 at December 31, 2014, resulting in an additional provision for loan losses of $1 for the year ended December 31, 2014. Impaired loans that are measured for impairment using the fair value of the collateral for collateral dependent loans, had a principal balance of $884, with a valuation allowance of $30 at December 31, 2013, resulting in an additional provision for loan losses of $123 for the year ended December 31, 2013.

At December 31, 2014, the carrying amount of other real estate owned was $0 and at December 31, 2013, other real estate owned measured at fair value less costs to sell had a net carrying amount of $19, which is made up of the outstanding balance of $19, net of a valuation allowance of $0 at December 31, 2013, resulting in a write-down of $0 for the year ended December 31, 2013.

PREMIER VALLEY BANK
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

NOTE 17 - FAIR VALUE MEASUREMENTS (Continued)

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at December 31, 2014. There were no quantitative adjustments for other real estate owned:

	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Adjustments
Impaired loans:
Real estate-commercial	$119	Sales comparison approach	Adjustment for differences between the comparable sales	0%-33%

The following table presents quantitative information about level 3 fair value measurements for financial instruments measured at fair value on a non-recurring basis at December 31, 2013. There were no quantitative adjustments for other real estate owned:

	Fair Value	Valuation Technique(s)	Unobservable Input(s)	Adjustments
Impaired loans:
Real estate-residential	$108	Sales comparison approach	Adjustment for differences between the comparable sales	9%-12%
Real estate-residential	$746	Sales comparison approach	Adjustment for differences between the comparable sales	(12.5%)-25%

NOTE 18 - RELATED PARTY TRANSACTIONS

Loans to principal officers, directors, and their affiliates at year end 2014 and 2013 were $21,547 and $20,923, respectively.

Loans to principal officers, directors, and their affiliates during 2014 were as follows:
Beginning balance	$20,923
New loans	3,951
Repayments	(3,327)
Ending balance	$21,547

Deposits from principal officers, directors, and their affiliates at year end 2014 and 2013 were $28,200 and $18,600, respectively.

.

PREMIER VALLEY BANK
Fresno, California

INTERIM CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
September 30, 2015

PREMIER VALLEY BANK CONSOLIDATED BALANCE SHEETS (Unaudited) September 30, 2015 and December 31, 2014 (In thousands)

	September 30, 2015	December 31, 2014
ASSETS
Cash and due from banks	$12,211	$11,793
Federal funds sold and deposits in banks	24,981	175
Total cash and cash equivalents	37,192	11,968
Available-for-sale investment securities (Note 2)	193,584	212,758
Loans, less allowance for loan losses of $4,246 in 2015 and $4,194 in 2014 (Notes 3 and 4)	410,179	382,923
Premises and equipment, net	3,118	3,348
Goodwill and other intangible assets	14,053	14,053
Accrued interest receivable and other assets	24,605	25,231
	$682,731	$650,281
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest bearing	$223,828	$199,904
Interest bearing	374,075	337,322
Total deposits	597,903	537,226

Borrowings	—	27,920
Accrued interest payable and other liabilities	11,820	15,667
Total liabilities	609,723	580,813
Commitments and contingencies (Note 11)	—	—
Shareholders' equity (Note 8):
Preferred stock - no par value; 10,000 shares authorized; none issued	—	—
Common stock - no par value; 30,000 shares authorized; issued - 12,298 shares in 2014 and 12,924 shares in 2015	51,061	50,586
Retained earnings	21,645	18,460
Accumulated other comprehensive income (loss), net of taxes (Note 2)	302	422
Total shareholders' equity	73,008	69,468
	$682,731	$650,281
The accompanying notes are an integral part of these interim consolidated financial statements.

PREMIER VALLEY BANK CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited) (In thousands)

	For the Nine Months Ended
	September 30, 2015	September 30, 2014
Interest Income
Loans	$13,740	$12,129
Investment securities	2,715	2,930
Federal funds sold and deposits in banks	395	206
Total interest income	16,850	15,265
Interest expense on deposits	566	484
Interest expense on borrowings	10	5
Net interest income	16,274	14,776
Reversal of loan losses (Note 4)	—	(500)
Net interest income after provision for loan losses	16,274	15,276
Noninterest income:
Service charges	1,026	987
Gain on sale of loans	507	544
Gain on sale of securities	651	741
Other	1,117	988
Total noninterest income	3,301	3,260
Noninterest expense:
Salaries and employee benefits	5,976	5,645
Occupancy and equipment	1,108	1,077
Other (Note 10)	3,033	3,341
Total noninterest expense	10,117	10,063
Income before income taxes	9,468	8,473
Income taxes	3,329	2,968
Net income	$6,139	$5,505
Basic earnings per share	$0.50	$0.44
Diluted earnings per share	$0.50	$0.44
The accompanying notes are an integral part of these interim consolidated financial statements.

PREMIER VALLEY BANK CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited) (In thousands)

	For the Nine Months Ended
	September 30, 2015	September 30, 2014

Net income	$6,139	$5,505
Other comprehensive income (loss):
Unrealized gains/(losses) on available-for-sale investment securities	328	3,371
Less: reclassification adjustment for realized gains included in net income	651	741
Other comprehensive income (loss), before income taxes	(323)	2,630
Income taxes	203	(1,654)
Other comprehensive income (loss)	(120)	976
Comprehensive income	$6,019	$6,481
The accompanying notes are an integral part of these interim consolidated financial statements.

PREMIER VALLEY BANK CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Unaudited) September 30, 2015 (In thousands)

	Common Stock		Retained Earnings	Accumulated Other Comprehensive (Loss) Income (Net of Taxes)	Total Shareholders' Equity
	Shares	Amount
Balance, January 1, 2015	12,298	$50,586	$18,460	$422	$69,468
Net income	—	—	6,139	—	4,292
Other comprehensive loss	—	—	—	(120)	(120)
Proceeds from exercise of stock options and related tax benefit, net	10	50	—	—	50
Restricted stock awarded	—	—	—	—	—
Restricted stock compensation expense	—	437	—	—	339
Restricted shares forfeited in lieu of tax expense	(2)	—	—	—	—
Cash dividend declared	—	—	(2,953)	—	(2,953)
Repurchase of common stock	(2)	(12)	(1)	—	(13)
Balance, September 30, 2015	12,304	$51,061	$21,645	$(302)	$73,008
The accompanying notes are an integral part of these interim consolidated financial statements.

PREMIER VALLEY BANK CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	For the Nine Months Ended
	September 30, 2015	September 30, 2014
Cash flows from operating activities:
Net income	$6,139	$5,506
Adjustments to reconcile net income to net cash provided by operating activities:
Increase in unamortized deferred fees, net	(41)	(177)
Amortization of investment securities premiums, net	826	671
Depreciation and amortization	347	351
Gain on sale of available-for-sale investment securities	(651)	(741)
Gain on sale of loans	(507)	(544)
Other real estate devaluation	—	19
Loans originated for sale	(5,945)	(4,222)
Proceeds from loan sales	4,633	5,877
Share-based compensation expense	437	234
Net change in accrued interest receivable and other assets	709	3,541
Net change in accrued interest payable and other liabilities	(3,847)	1,595
Net cash provided by operating activities	2,100	12,110
Cash flows from investing activities:
Activity in available-for-sale investment securities:
Proceeds from calls	375	55
Proceeds from sales	41,529	1,241
Proceeds from maturities and principal repayments	20,220	13,438
Purchases	(43,328)	(67,131)
Net decrease (increase) in loans	(25,396)	(417)
Purchase of premises and equipment	(117)	(193)
Net cash provided by (used in) investing activities	(6,717)	(53,007)
Cash flows from financing activities:
Net (decrease) increase in demand, interest bearing checking and savings deposits	(25,511)	44,171
Net (decrease) increase in time deposits	86,188	(4,549)
Proceeds from exercise of stock options, including tax benefit	50	72
Net change in bank advances	(27,920)	791
Repurchase of common stock	(13)	(3,910)
Cash dividends	(2,953)	(2,653)
Net cash provided by financing activities	29,841	33,922
Net increase in cash and cash equivalents	25,224	(6,975)
Cash and cash equivalents at beginning of year	11,968	18,619
Cash and cash equivalents at end of the period	$37,192	$11,644
The accompanying notes are an integral part of these interim consolidated financial statements.

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2015 and December 31, 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General: Premier Valley Bank (the "Bank") is a California state chartered bank with its deposits insured to the fullest extent allowable by the FDIC. The Bank's four branches and one loan production office engage in general commercial banking business with an emphasis on serving the needs of individuals and small and medium size businesses, professionals and the general public in the greater Fresno area and in its Yosemite Division in the Sierra. The Bank's wholly owned subsidiary, YB Real Estate, Inc. (YBRE), formerly engaged in real estate investment and development activities in Merced County, California, is inactive.

The interim consolidated financial statements of Premier Valley Bank (the “Bank”) have been prepared pursuant to the rules and regulations for interim financial reporting. Accordingly, certain information and notes required by accounting principles generally accepted in the United States of America (“GAAP”) for annual financial statements are not included herein. The interim statements should be read in conjunction with the audited financial statements and notes that are included elsewhere herein.. The accounting and reporting policies of the Bank confirm with accounting principles generally accepted in the United States of America and prevailing practices within the banking industry. In management’s opinion, all adjustments necessary for a fair presentation of these consolidated financial statements have been included and are of a normal and recurring nature.

All information as of September 30, 2015 and 2014 is unaudited. All dollar amounts, except per share data, are presented in thousands.

Principles of Consolidation: The consolidated financial statements include the accounts of the Bank and its wholly owned subsidiary, YBRE. All significant intercompany balances and transactions have been eliminated.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The allowance for loan losses, deferred tax assets, sales and servicing of government guaranteed loans and fair value of assets and liabilities are particularly subject to change.

Recent Accounting Guidance Adopted: In August 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-14 Receivables - Troubled Debt Restructurings by Creditors (Subtopic 310-40), Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure. This update addresses classification of government-guaranteed mortgage loans, including those where guarantees are offered by the Federal Housing Administration (“FHA”), the U.S. Department of Housing and Urban Development (“HUD”), and the U.S. Department of Veterans Affairs (“VA”). Although current accounting guidance stipulates proper measurement and classification in situations where a creditor obtains from a debtor, assets in satisfaction of a receivable (such as through foreclosure), current guidance does not specify how to measure and classify foreclosed mortgage loans that are government-guaranteed. Under the provisions of this update, a creditor would derecognize a mortgage loan that has been foreclosed upon, and recognize a separate receivable if the following conditions are met: (1) the loan has a government guarantee that is not separable from the loan before foreclosure, (2) at the time of foreclosure, the creditor has the intent to convey the real estate property to the guarantor and make a claim on the guarantee, and the creditor has the ability to recover under that claim, (3) at the time of foreclosure, any amount of the claim that is determined on the basis of the fair value of the real estate is fixed. The amendments within this update are effective for interim and annual periods, beginning after December 15, 2014. The adoption of this Update did not have a material impact on the Bank’s consolidated financial statements.

On January 17, 2014, the FASB issued ASU No. 2014-04, Receivables - Troubled Debt Restructurings by Creditors. This ASU provides clarification that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this ASU are effective for public business entities for interim and annual periods, beginning after December 15, 2014. The adoption of this Update did not have a material impact on the Bank’s consolidated financial statements.

Recent Accounting Guidance Not Yet Effective: In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This Update requires an entity to recognize revenue as performance obligations are met, in order to reflect the transfer of promised goods or services to customers in an amount that reflects the consideration the entity is entitled to receive for those goods or services. The following steps are applied in the updated guidance: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation. The amendments within this update are effective for the quarter ending March 31, 2018. The Bank is currently in the process of evaluating the impact of the adoption of this Update, but does not expect a material impact on the Bank’s consolidated financial statements.

NOTE 2 - AVAILABLE-FOR-SALE INVESTMENT SECURITIES

The amortized cost and fair value of available-for-sale investment securities consisted of the following:
	September 30, 2015
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Obligations of states and political subdivisions	$32,878	$329	$(259)	$32,948
Mortgage-backed securities - residential	143,722	1,011	(565)	144,168
Corporate obligations	16,472	68	(72)	16,468
	$193,072	$1,408	$(896)	$193,584

Net unrealized gains on available-for-sale investment securities totaling $512 were recorded, net of $210 in taxes, as accumulated other comprehensive income, a separate component of shareholders' equity at September 30, 2015. Gross proceeds totaling $41,743 and gains totaling $651 were realized on the sale of available-for-sale investment securities for the period ended September 30, 2015.

	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Obligations of states and political subdivisions	$45,382	$882	$(421)	$45,843
Mortgage-backed securities - residential	148,206	1,013	(821)	148,398
Corporate obligations	18,453	96	(32)	18,517
	$212,041	$1,991	$(1,274)	$212,758

Net unrealized gains on available-for-sale investment securities totaling $717 were recorded, net of $295 in tax obligations, as accumulated other comprehensive income, a separate component of shareholders' equity at December 31, 2014. Gross proceeds totaling $1,241 and gains totaling $741 were realized on the sale of available-for-sale investment securities for the year ended December 31, 2014.

The amortized cost and fair value of available-for-sale investment securities at September 30, 2015 by contractual maturity is

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 2 - AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)

shown below. Expected maturities may differ from contractual maturities because the issuers of certain securities may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Estimated Fair Value
Within one year	$6,511	$6,534
After one year through five years	16,288	16,304
After five years through ten years	13,443	13,503
After ten years	13,108	13,075
	49,350	49,416
Investment securities not maturing at a specified date:
Mortgage-backed securities - residential	143,722	144,168
	$193,072	$193,584

Investment securities with amortized costs totaling $1,793 and $444 and fair values totaling $1,828 and $475 were pledged to secure various borrowing arrangements at September 30, 2015 and December 31, 2014, respectively.

The following table shows gross unrealized losses and estimated fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at September 30, 2015 and December 31, 2014:

	Less than 12 Months		12 Months or More		Total
	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses	Estimated Fair Value	Unrealized Losses
September 30,2015
Obligations of states and political subdivisions	$3,659	$(29)	$7,726	$(230)	$11,385	$(259)
Mortgage-backed securities-residential	34,337	(271)	17,584	(293)	51,921	(564)
Corporate obligations	4,928	(72)	—	—	4,928	(72)
	$42,924	$(372)	$25,310	$(523)	$68,234	$(895)
December 31, 2014
Obligations of states and political subdivisions	$3,864	$(22)	$12,864	$(399)	$16,728	$(421)
Mortgage-backed securities-residential	29,284	(88)	26,904	(733)	56,188	(821)
Corporate obligations	3,989	(11)	2,979	(21)	6,968	(32)
	$37,137	$(121)	$42,747	$(1,153)	$79,884	$(1,274)

Other-Than-Temporary Impairment: Management considers many factors in its assessment of the investment portfolio for other-than-temporary impairment of investment securities. In addition to internally applied measures, the Bank also employs the services of an independent analytics provider to assess the financial strength of the issuers that comprise the municipal portion of the portfolio.

Obligations of States and Political Subdivisions: Management believes the unrealized losses on the Bank’s investments in obligations of states and political subdivisions are a result of changes in interest rate spreads or in interest rates themselves relative to the time of purchase of the securities in a market loss position. The Bank generally invests in bond issuances that are considered general obligations of the municipality or less commonly, bonds that are supported by a specific revenue source of the issuer. The

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 2 - AVAILABLE-FOR-SALE INVESTMENT SECURITIES (Continued)

Bank also endeavors to invest in those issuances that are supported by independent bond insurance or for which the state in which the issuer resides has provided a fund supporting repayment of the securities (in lieu of insurance). The Bank has the ability and intent to hold these securities to maturity. Management does not consider any securities in this segment of the investment portfolio to be other-than-temporarily impaired at September 30, 2015.

Mortgage-Backed Securities - Residential: Management believes that the unrealized losses on the Bank’s investments in mortgage-backed securities issued by U.S. Government sponsored entities are due to changes in current market rates of interest relative to the time of purchase of the securities. The Bank has the intent and ability to hold these securities to maturity. Management does not consider these securities to be other-than-temporarily impaired at September 30, 2015.

Corporate Obligations: Management believes the unrealized losses on the Bank’s investments in corporate obligations are due to market volatility. The Bank has the intent and ability to hold these securities to maturity. Management does not consider these securities to be other-than-temporarily impaired at September 30, 2015.

NOTE 3 - LOANS

Outstanding loans at September 30, 2015 and December 31, 2014 are summarized as follows:
	September 30, 2015	December 31, 2014

Commercial	$72,588	$63,169
Real estate-residential	73,098	60,102
Real estate-commercial	231,287	226,345
Real estate-construction	37,232	35,938
Installment	1,047	2,432
	415,252	387,986
Deferred loan fees, net	(827)	(869)
Allowance for loan losses	(4,246)	(4,194)
	$410,179	$382,923

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 4 - ALLOWANCE FOR LOAN LOSSES

	Commercial	Real Estate Residential	Real Estate Commercial	Real Estate Construction	Installment	Total
September 30, 2015

Allowance for Loan Losses:
Beginning Balance	$887	$176	$2,149	$967	$15	$4,194
(Reversal of) provision for loan losses
Loans charged off	—	—	—	—	—	—
Recoveries	42	—	8	—	1	51
Ending balance allocated to portfolio segments	$929	$176	$2,157	$967	$16	$4,245
Ending balance: individually evaluated for impairment	$186	$53	$539	$—	$—	$778
Ending balance: collectively evaluated for impairment	$743	$123	$1,618	$967	$16	$3,467
Loans
Ending balance	$72,778	$72,757	$230,521	$37,232	$1,136	$414,424
Ending balance: individually evaluated for impairment	$2,502	$330	$1,230	$8,014	$—	$12,076
Ending balance: collectively evaluated for impairment	$70,276	$72,427	$229,291	$29,218	$1,136	$402,348

December 31, 2014

Allowance for Loan Losses:
Beginning Balance	$996	$600	$2,164	$754	$81	$4,595
(Reversal of) provision for loan losses	(237)	(424)	18	203	(60)	(500)
Loans charged off	(104)	—	(72)	—	(13)	(189)
Recoveries	232	—	39	10	7	288
Ending balance allocated to portfolio segments	$887	$176	$2,149	$967	$15	$4,194
Ending balance: individually evaluated for impairment	$237	$18	$479	$73	$—	$807
Ending balance: collectively evaluated for impairment	$650	$158	$1,670	$894	$15	$3,387
Loans
Ending balance	$63,047	$59,871	$225,829	$35,938	$2,432	$387,117
Ending balance: individually evaluated for impairment	$2,128	$200	$3,027	$9,036	$—	$14,391
Ending balance: collectively evaluated for impairment	$60,919	$59,671	$222,802	$26,902	$2,432	$372,726

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 4 - ALLOWANCE FOR LOAN LOSSES (Continued)

September 30, 2014	Commercial	Real Estate Residential	Real Estate Commercial	Real Estate Construction	Installment	Total

Allowance for Loan Losses:
Beginning Balance	$996	$600	$2,164	$754	$81	$4,595
(Reversal of) provision for loan losses	(237)	(424)	18	203	(60)	(500)
Loans charged off	(103)	—	—	—	(13)	(116)
Recoveries	210	—	36	—	3	249
Ending balance allocated to portfolio segments	$866	$176	$2,218	$957	$11	$4,228
Ending balance: individually evaluated for impairment	$75	$—	$220	$—	$—	$295
Ending balance: collectively evaluated for impairment	$791	$176	$1,998	$957	$11	$3,933

The following tables show the loan portfolio allocated by management's internal risk ratings:
September 30, 2015	Commercial and Real Estate Credit Exposure Credit Risk Profile by Internally Assigned Grade
	Commercial	Real Estate Residential	Real Estate Commercial	Real Estate Construction	Total

Grade:
Pass	$69,978	$72,106	$229,291	$29,218	$400,593
Special mention	—	—	—	—	—
Substandard	298	321	—	—	619
Impaired	2,502	330	1,230	8,014	12,076
Total	$72,778	$72,757	$230,521	$37,232	$413,288

	Installment Credit Exposure Credit Risk Profile Based on Payment Activity

	Auto	Other	Total
Grade:
Performing	$8	$1,128	$1,136
Non-performing	—	—	—
Total	$8	$1,128	$1,136

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 4 - ALLOWANCE FOR LOAN LOSSES (Continued)

December 31, 2014	Commercial	Real Estate Residential	Real Estate Commercial	Real Estate Construction	Total
Grade:
Pass	$55,532	$59,576	$222,802	$25,879	$363,789
Special mention	—	—	—	—	—
Substandard	5,387	95	—	1,023	6,505
Impaired	2,128	200	3,027	9,036	14,391
Total	$63,047	$59,871	$225,829	$35,938	$384,685

	Installment Credit Exposure Credit Risk Profile Based on Payment Activity
	Auto	Other	Total
Grade:
Performing	$11	$2,421	$2,432
Non-performing	—	—	—
Total	$11	$2,421	$2,432

The following tables show an aging analysis of the loan portfolio by the time past due:
September 30, 2015	30-89 Days Past Due	90 Days and Still Accruing	Nonaccrual	Total Past Due	Current	Total

Commercial:
Commercial	$245	$—	$922	$1,167	$71,611	$72,778
Real estate-residential	421	245	374	1,040	71,717	72,757
Real estate-commercial	23	—	540	563	229,958	230,521
Real estate-construction	—	—	8,014	8,014	29,216	37,232
Installment
Auto	—	—	—	—	8	8
Other	—	—	—	—	1,128	1,128
Total	$689	$245	$9,850	$10,784	$403,638	$414,424

December 31, 2014	30-89 Days Past Due	90 Days and Still Accruing	Nonaccrual	Total Past Due	Current	Total

Commercial:
Commercial	$319	$—	$—	$319	$62,728	$63,047
Real estate-residential	141	—	—	141	59,730	59,871
Real estate-commercial	1,081	—	348	1,429	224,400	225,829
Real estate-construction	—	—	8,064	8,064	27,874	35,938
Installment
Auto	—	—	—	—	11	11
Other	—	—	—	—	2,421	2,421
Total	$1,541	$—	$8,412	$9,953	$377,164	$387,117

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 4 - ALLOWANCE FOR LOAN LOSSES (Continued)
The recorded investment in loans includes accrued interest receivable and loan origination fees, net. As the amounts are not material, the recorded investment in loans excludes accrued interest receivable and loan origination fees. For purposes of this disclosure, the unpaid principal balance is not reduced for partial charge-offs. There was no cash basis interest income recognized on impaired loans for the periods ended September 30, 2015 and September 30, 2014.

Troubled Debt Restructurings: The Bank has allocated $109 and $262 of specific reserves in the allowance for loan losses to customers whose loan terms have been modified in troubled debt restructurings as of September 30, 2015 and December 31, 2014, respectively. There was no commitment to lend additional amounts to these customers as of September 30, 2015 or December 31, 2014.

During the periods ended September 30, 2015 and December 31, 2014, the terms of certain loans were modified as troubled debt restructurings. The modification of the terms of such loans included one or a combination of the following: modification in the payment schedule of the loan to a payment lower than the original contractual payment for a period of time or an extension of the maturity date by which the loan is to be paid in full. In order to determine whether a borrower is experiencing financial difficulty, an evaluation is performed of the probability that the borrower will be in payment default on any of its debt in the foreseeable future without the modification. This evaluation is performed under the Bank's internal underwriting policy.

The following tables present loans by class modified as troubled debt restructurings that occurred during the periods ended September 30, 2015 and September 30, 2014:
September 30, 2015	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Troubled debt restructurings:
Commercial	1	$355	$355
Real estate-commercial	1	3,218	3,107
Real estate-construction	1	8,064	8,064

September 30, 2014	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment
Troubled debt restructurings:
Real estate-commercial	4	$2,613	$2,613
Real estate-construction	2	9,046	9,046

The troubled debt restructurings described above increased the allowance for loan losses by $109 and $134 during the periods ended September 30, 2015 and September 30, 2014, respectively. The ending balances of these troubled debt restructurings were $10,154 and $10,293 at September 30, 2015 and December 31, 2014, respectively. There were no troubled debt restructurings that subsequently defaulted.

NOTE 5 - INTEREST RATE SWAPS

The Bank has entered into interest rate swap agreements to convert interest being earned on certain fixed rate loans to a variable rate in accordance with its asset/liability management objectives to mitigate interest rate risk. At September 30, 2015 and December 31, 2014, the aggregate notional amount of the interest rate swap agreements was $53,035 and $45,835, respectively. The fair value of the hedged asset and the fair value of the liability associated with the interest rate swap agreements were $4,158 and $3,563 at September 30, 2015 and December 31, 2014, respectively, and are included in accrued interest payable and other liabilities on the consolidated balance sheets. As part of each swap agreement, the Bank may be required to pledge collateral,

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 5 - INTEREST RATE SWAPS (continued)

either in the form of cash or investment securities, as a credit enhancement. At September 30, 2015, cash and securities of $3,811 and $356, respectively, were pledged against interest rate swaps, and at December 31, 2014, cash and securities of $3,811 and $390, respectively, were pledged. The Bank recognized a net payment of $1,196 and $1,802 for the periods ended September 30, 2015 and December 31, 2014, respectively, which represents the net monthly cash settlement of all fair value hedges and which was recorded as a reduction in loan interest income on the consolidated statements of income. Because of the nature of the terms of the interest rate swap agreements, there was no hedge ineffectiveness and therefore no gains or losses recognized for the periods ended September 30, 2015 or December 31, 2014.

NOTE 6 - INTEREST BEARING DEPOSITS

Interest bearing deposits consisted of the following:
	September 30, 2015	December 31, 2014
Savings	$39,528	$37,170
NOW accounts	35,450	36,046
Money market	172,983	224,180
Time, $250,000 or more	91,099	5,551
Other time	35,015	34,375
	$374,075	$337,322

NOTE 7 - BORROWINGS

Advances: At September 30, 2015, the Bank could borrow up to $147,554 from the Federal Home Loan Bank and up to $75 from the Federal Reserve Discount Window on either a short term or long term basis. No advances were outstanding as of September 30, 2015 and loans totaling $290,662 were pledged as security for potential borrowing. An overnight advance of $20,000 was outstanding as of December 31, 2014 and was secured by loans totaling $250,064.

Other Borrowing Arrangements: The Bank has available up to $12,000 under a Federal funds line of credit from one of its correspondent banks. There were $0 and $7,920 in overnight borrowings outstanding under this arrangement at September 30, 2015 and December 31, 2014, respectively.

All amounts borrowed under both the Federal Home Loan Bank and correspondent bank lines were retired during the first quarter of 2015.

NOTE 8 - SHAREHOLDERS' EQUITY

During 2014, the Board of Directors declared cash dividends as follows:
Declaration Date	Record Date	Payable Date	Dividend/ Share	Dividend Amount

February 27, 2014	March 10, 2014	March 14, 2014	$0.07	$908
May 22, 2014	June 2, 2014	June 13, 2014	$0.07	$878
August 19, 2014	August 29, 2014	September 12, 2014	$0.07	$867
December 18, 2014	December 29, 2014	January 8, 2015	$0.08	$984

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 8 - SHAREHOLDERS' EQUITY (cont.)

During the nine months ended September 30, 2015, the Board of Directors declared cash dividends as follows:
Declaration Date	Record Date	Payable Date	Dividend/ Share	Dividend Amount

February 26, 2015	March 9, 2015	March 13, 2015	$0.08	$984
May 28, 2015	June 8, 2015	June 12, 2015	$0.08	$984
August 18, 2015	August 11, 2015	September 11, 2015	$0.08	$984

Common Stock Repurchase Programs: In March 2014, the Board of Directors authorized the repurchase of approximately 4% (495) of the Bank’s outstanding common shares in an aggregate amount not to exceed $3,000. Share repurchases may be made from time to time on the open market or through privately negotiated transactions. The timing of purchases and the exact number of shares purchased is dependent on market and other conditions. The share repurchase program does not include specific price targets or timetables and could be suspended at any time. During 2014, 291 shares were repurchased for $1,771 at an average price of $6.08 under this program and, at December 31, 2014, $1,200 remains available for repurchases. During the nine months ended September 30, 2015, 2 shares were purchased for $13 under this program.

In April 2013, the Board of Directors authorized the repurchase of approximately 2.5% (320) of the Bank’s outstanding common shares in an aggregate amount not to exceed $2,250. Share repurchases may be made from time to time on the open market or through privately negotiated transactions. The timing of purchases and the exact number of shares purchased is dependent on market and other conditions. The share repurchase program does not include specific price targets or timetables and could be suspended at any time. During 2014, 370 shares were repurchased for $2,250 at an average price of $6.07.

Share-Based Compensation
Stock Option Awards - Stock option activity for the nine months ended September 30, 2015 is summarized as follows:

	Number of Stock Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Aggregate Intrinsic Value
Outstanding at January 1, 2015	99	$7.80
Exercised	(10)	6.20
Forfeited in lieu of cash	—	—
Canceled or expired	(31)	8.96

Outstanding at September 30, 2015	58	$7.77	1.57	$—

There were no charges against income for stock options in 2015.

Restricted Common Stock Awards - A summary of the status of the Bank's restricted stock awards is presented below:
	Number of Shares	Weighted Average Price at Date of Grant
Outstanding at January 1, 2015	147	$5.66
Vested	(22)	5.30
Outstanding at September 30, 2015	125	$5.73
Shares expected to vest	125	$5.73

Restricted common stock awards vest ratably over three or four years. The cost charged against income for restricted stock awards was $294 for the period ended September 30, 2015. At September 30, 2015 the total compensation cost related to nonvested restricted common stock but not yet recognized was $287. Restricted stock compensation expense is recognized on a straight line

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 8 - SHAREHOLDERS' EQUITY (Continued)

basis over the vesting period. This cost is expected to be recognized over a weighted average remaining period of approximately 3 years and will be adjusted for subsequent changes in estimated forfeitures.

NOTE 9 - REGULATORY MATTERS

Dividend Restrictions: Distributions by the Bank to its shareholders, except for stock dividends and stock splits, are restricted under California law to the lesser of the Bank's retained earnings or net income for the latest three fiscal years, less dividends previously declared during that period, or, with the approval of the Department of Business Oversight (“DBO”), to the greater of the retained earnings of the Bank, the net income of the Bank for its last fiscal year or the net income of the Bank for its current fiscal year. At September 30, 2015, the Bank had $9,386 in retained earnings available for dividend payments, without having to seek DBO approval.

Regulatory Capital: The Bank is subject to certain regulatory capital requirements administered by the FDIC. Failure to meet these minimum capital requirements can initiate certain mandatory and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial position or results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital to risk weighted assets and of Tier 1 capital to average assets. Each of these components is defined in the regulations. Management believes that the Bank met all of its capital adequacy requirements as of September 30, 2015 and December 31, 2014.

In addition, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk based, Tier 1 risk based and Tier 1 leverage ratios as set forth below. There are no conditions or events since that notification that management believes have changed the Bank's category.

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 9 - REGULATORY MATTERS (Continued)

	September 30, 2015		December 31, 2014
	Amount	Ratio	Amount	Ratio

Leverage Ratio
Premier Valley Bank	$59,081	8.9%	$54,993	8.9%
Minimum requirement for "well capitalized" institution	$32,152	5.0%	$30,731	5.0%
Minimum regulatory requirement	$25,722	4.0%	$24,584	4.0%
Common Equity Tier 1 Capital Ratio
Premier Valley Bank	$59,081	12.1%	n/a	n/a
Minimum requirement for "well capitalized" institution	$31,690	6.5%	n/a	n/a
Minimum regulatory requirement	$21,940	4.5%	n/a	n/a
Tier 1 Risk Based Capital Ratio
Premier Valley Bank	$59,081	12.1%	$54,993	12.4%
Minimum requirement for "well capitalized" institution	$39,004	8.0%	$26,607	6.0%
Minimum regulatory requirement	$29,253	6.0%	$17,738	4.0%
Total Risk Based Capital Ratio
Premier Valley Bank	$63,464	13.0%	$59,324	13.4%
Minimum requirement for "well capitalized" institution	$48,755	10.0%	$44,344	10.0%
Minimum regulatory requirement	$39,004	8.0%	$35,476	8.0%

NOTE 10 - OTHER NONINTEREST EXPENSES

Other noninterest expenses for the periods ended September 30, 2015 and 2014 consisted of the following:
	For the Nine Months Ended September 30,
	2015	2014
Data processing	$814	$581
Expenses related to loan collection and other real estate owned	31	45
Regulatory assessments	336	236
Amortization of core deposit intangible	—	—
Professional fees	290	325
Courier, telephone and postage	236	172
Advertising, marketing and business development	258	158
Correspondent bank charges	42	28
Other	1,025	766
	$3,032	$2,311

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 11 - FAIR VALUE MEASUREMENTS

The estimated fair values of the Bank's financial instruments are as follows:
		Fair Value Measurements at September 30, 2015 Using:
	Carrying Amount	Level 1	Level 2	Level 3	Total
(Dollars in thousands)
Financial assets
Cash and due from banks	$12,211	$12,211	$—	$—	$12,211
Fed funds sold and deposits in banks	24,981	24,981	—	—	24,981
Investment securities	193,584	—	193,584	—	193,584
Loans, net	410,179	—	—	410,179	410,179
Other investments	4,554	N/A	N/A	N/A	N/A
Accrued interest receivable	1,753	—	608	1,145	1,753
Financial liabilities
Deposits	$597,903	$471,789	$126,114	$—	$597,903
Derivative instruments	4,158	—	4,158	—	4,158
Accrued interest payable	21	—	—	21	21

		Fair Value Measurements at December 31, 2014 Using:
	Carrying Amount	Level 1	Level 2	Level 3	Total
(Dollars in thousands)
Financial assets
Cash and due from banks	$11,793	$11,793	$—	$—	$11,793
Fed funds sold and deposits in banks	175	175	—	—	175
Investment securities	212,758	—	212,758	—	212,758
Loans, net	382,923	—	—	343,644	343,644
Other investments	3,983	N/A	N/A	N/A	N/A
Accrued interest receivable	1,816	—	788	1,028	1,816
Financial liabilities
Deposits	$537,226	$497,320	$39,906	$—	$537,226
Borrowings	27,920	—	27,920	—	27,920
Derivative instruments	3,563	—	3,563	—	3,563
Accrued interest payable	18	—	—	18	18

These estimates do not reflect any premium or discount that could result from offering the Bank's entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of these estimates.

The following methods and assumptions were used by the Bank to estimate the fair value of its financial instruments.

Cash and Cash Equivalents - The carrying amounts of cash and short-term instruments, including Fed funds sold and deposits in banks, approximate fair values and are classified as Level 1.

Investment Securities - Fair values for available-for-sale investment securities are based on quoted market prices for similar

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 11 - FAIR VALUE MEASUREMENTS (Continued)

securities. The securities in Level 3 are not actively traded, therefore the pricing is calculated using third party valuation experts.

Other Investments - It is not practical to determine the fair value of other investments due to restrictions placed on their transferability.

Loans - Fair values of loans, excluding impaired loans, are estimated as follows: For variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values resulting in a Level 3 classification. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality resulting in a Level 3 classification.

Impaired Loans - The fair value of impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. These appraisals may utilize a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value. Non-real estate collateral may be valued using an appraisal, net book value per the borrower’s financial statements, or aging reports, adjusted or discounted based on management’s historical experience, changes in market conditions from the time of the valuation, and management’s expertise and knowledge of the customer and customer’s business, resulting in a Level 3 fair value classification. Impaired loans are evaluated on a quarterly basis for additional impairment and adjusted accordingly.

Other Real Estate Owned - Nonrecurring adjustments to certain commercial and residential real estate properties classified as other real estate owned (OREO) are measured at fair value, less costs to sell. Fair values are based on recent real estate appraisals. These appraisals may use a single valuation approach or a combination of approaches including comparable sales and the income approach. Adjustments are routinely made in the appraisal process by the independent appraisers to adjust for differences between the comparable sales and income data available. Such adjustments are usually significant and typically result in a Level 3 classification of the inputs for determining fair value.

Appraisals for both collateral-dependent impaired loans and real estate owned are performed by certified general appraisers (for commercial properties) or certified residential appraisers (for residential properties) whose qualifications and licenses have been reviewed and verified by the Bank. Once received, a member of the Loan Department reviews the assumptions and approaches utilized in the appraisal as well as the overall resulting fair value in comparison with independent data sources such as recent market data or industry-wide statistics.

Accrued Interest Receivable/Payable - The carrying amounts of accrued interest approximate fair value resulting in a Level 2 or Level 3 classification.

Deposits - The fair values disclosed for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amount) resulting in a Level 1 classification. The carrying amounts of variable rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date resulting in either a Level 1 classification. Fair values for fixed rate certificates of deposit are estimated using a discounted cash flows calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits resulting in a Level 2 classification.

Borrowings - The fair values of borrowings are estimated using discounted cash flow analyses based on the current borrowing rates for similar types of borrowing arrangements resulting in a Level 2 classification.

Derivative Instruments - The fair values of derivative instruments are based on valuation models using observable market data as of the measurement date resulting in Level 2 classification.

Commitments and contingencies - The fair values of commitments are estimated using the fees currently charged to enter into similar agreements, are not significant and, therefore, are not included in the above table.

PREMIER VALLEY BANK
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
September 30, 2015 and December 31, 2014

NOTE 11 - FAIR VALUE MEASUREMENTS (Continued)

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 - Quoted market prices for identical instruments traded in active exchange markets.

Level 2 - Quoted prices of similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable or can be corroborated by observable market data.

Level 3 - Model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect the Bank's estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques included management judgment and estimation which may be significant.

Management monitors the availability of observable market data to assess the appropriate classification of financial instruments within the fair value hierarchy. Changes in economic conditions or model-based valuation techniques may require the transfer of financial instruments from one fair value level to another. In such instances, the transfer is reported at the beginning of the reporting period.

Management evaluates the significance of transfers between levels based upon the nature of the financial instrument and size of the transfer relative to total assets, total liabilities or total earnings.

Recurring Basis - The following tables present information about the Bank's assets and liabilities measured at fair value on a recurring basis as of September 30, 2015 and December 31, 2014:

September 30, 2015	Fair Value	Level 1	Level 2	Level 3
Available-for-sale investment securities:
Obligations of state and political subdivisions	$29,946	$—	$29,946	$—
Mortgage-backed securities - residential	144,168	—	144,168	—
Corporate obligations	16,468	—	16,468	—
Total assets measured at fair value	$190,582	$—	$190,582	$—
Derivative instruments - liability	$4,158	$—	$4,158	$—

December 31, 2014	Fair Value	Level 1	Level 2	Level 3
Available-for-sale investment securities:
Obligations of state and political subdivisions	$45,843	$—	$45,843	$—
Mortgage-backed securities - residential	148,398	—	148,398	—
Corporate obligations	18,517	—	18,517	—
Total assets measured at fair value	$212,758	$—	$212,758	$—
Derivative instruments - liability	$33,563	$—	$3,563	$—

During the year ended December 31, 2014, there were no transfers in or out of Levels 1 and 2.

During the year ended December 31, 2014, the Bank sold its only Level 3 asset that it recorded at fair value on a recurring basis for a gain of $741.

Nonrecurring Basis - The Bank had no significant assets measured at fair value on a nonrecurring basis at September 30, 2015 or December 31, 2014.